Exhibit 5.1

EXECUTION VERSION

CONSTELLATION SOFTWARE INC.

– and –

COMPUTERSHARE TRUST COMPANY OF CANADA

TRUST INDENTURE

October 1, 2014

ARTICLE 4 REDEMPTION AND PURCHASE OF DEBENTURES AT THE OPTION OF THE COMPANY		31

4.1	Applicability of Article	31
4.2	Partial Redemption	31
4.3	Notice of Redemption	31
4.4	Debentures Due on Redemption Call Dates	32
4.5	Deposit of Redemption Moneys	32
4.6	Failure to Surrender Debentures Called for Redemption	33
4.7	Cancellation of Debentures Redeemed	34
4.8	Purchase of Debentures by the Company	34

ARTICLE 5 INVESTOR PUT RIGHT		34

5.1	Applicability of Article	34
5.2	Partial Redemption	35
5.3	Notice of Redemption	35
5.4	Debentures Due on Redemption Put Dates	36
5.5	Deposit of Redemption Moneys	36
5.6	Failure to Surrender Debentures Called for Redemption	36
5.7	Cancellation of Debentures Redeemed	37

ARTICLE 6 SUBORDINATION OF DEBENTURES		37

6.1	Subordination and Postponement	37
6.2	Order of Payment	38
6.3	Restricted Remedies	38
6.4	Subrogation to Rights of Holders of Senior Indebtedness	39
6.5	Obligation to Pay Not Impaired	39
6.6	Payment on Debentures Permitted	40
6.7	Confirmation of Subordination	40
6.8	Knowledge of Debenture Trustee	40
6.9	Debenture Trustee May Hold Senior Indebtedness	41
6.10	Rights of Holders of Senior Indebtedness Not Impaired	41
6.11	Altering the Senior Indebtedness	41
6.12	Additional Indebtedness	41
6.13	Invalidated Payments	41
6.14	Obligations Created by Article 6	41
6.14	No Reliance by Third Parties	42
6.15	No Set-Off	42

ARTICLE 7 COVENANTS OF THE COMPANY		42

7.1	To Pay Principal and Interest	42
7.2	To Pay Debenture Trustee’s Remuneration	42
7.3	To Give Notice of Default	43
7.4	Preservation of Existence, etc.	43

2

7.5	Keeping of Books	43
7.6	No Distributions on Common Shares if Event of Default	43
7.7	Performance of Covenants by Debenture Trustee	43

ARTICLE 8 DEFAULT		44

8.1	Events of Default	44
8.2	Notice of Events of Default	45
8.3	Waiver of Default	45
8.4	Enforcement by the Debenture Trustee	46
8.5	No Suits by Debentureholders	47
8.6	Application of Moneys by Debenture Trustee	48
8.7	Notice of Payment by Debenture Trustee	49
8.8	Debenture Trustee May Demand Production of Debentures	49
8.9	Remedies Cumulative	49
8.10	Judgment Against the Company	49
8.11	Immunity of Debenture Trustee and Others	50

ARTICLE 9 SATISFACTION AND DISCHARGE		50

9.1	Cancellation and Destruction	50
9.2	Non-Presentation of Debentures	50
9.3	Discharge	50
9.4	Repayment of Unclaimed Monies	51
9.5	Satisfaction	51
9.6	Continuance of Rights, Duties and Obligations	53

ARTICLE 10 SUCCESSORS		54

10.1	Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.	54
10.2	Vesting of Powers in Successor	55

ARTICLE 11 MEETINGS OF DEBENTUREHOLDERS		55

11.1	Right to Convene Meeting	55
11.2	Notice of Meetings	55
11.3	Chairman	57
11.4	Quorum	57
11.5	Power to Adjourn	57
11.6	Show of Hands	58
11.7	Poll	58
11.8	Voting	58
11.9	Proxies	59
11.10	Persons Entitled to Attend Meetings	59
11.11	Powers Exercisable by Extraordinary Resolution	59
11.12	Meaning of “Extraordinary Resolution”	61
11.13	Powers Cumulative	62
11.14	Minutes	62

3

11.15	Instruments in Writing	63
11.16	Binding Effect of Resolutions	63
11.17	Evidence of Rights Of Debentureholders	63
11.18	Concerning Serial Meetings	63

ARTICLE 12 NOTICES		64

12.1	Notice to Company	64
12.2	Notice to Debentureholders	64
12.3	Notice to Debenture Trustee	64
12.4	Mail Service Interruption	65

ARTICLE 13 CONCERNING THE DEBENTURE TRUSTEE		65

13.1	No Conflict of Interest	65
13.2	Replacement of Debenture Trustee	65
13.3	Duties of Debenture Trustee	66
13.4	Reliance Upon Declarations, Opinions, etc.	66
13.5	Evidence and Authority to Debenture Trustee, Opinions, etc.	66
13.6	Debenture Trustee May Rely on Certificate of the Company	68
13.7	Experts, Advisers and Agents	68
13.8	Debenture Trustee May Deal in Debentures	68
13.9	Investment of Moneys Held by Debenture Trustee	68
13.10	Debenture Trustee will Disburse Only Monies Deposited	69
13.11	Third Party Interests	69
13.12	Debenture Trustee Not Ordinarily Bound	69
13.13	Debenture Trustee Not Required to Give Security	70
13.14	Debenture Trustee Not Bound to Act on Company’s Request	70
13.15	Debenture Trustee Not Bound to Act	70
13.16	Debenture Trustee Protected in Acting	70
13.17	Conditions Precedent to Debenture Trustee’s Obligations to Act Hereunder	71
13.18	Authority to Carry on Business	71
13.19	Compensation and Indemnity	71
13.20	Acceptance of Trust	72
13.21	U.S. Matters	72
13.22	Withholding Obligation	73
13.23	Compliance with Privacy Laws	73
13.24	Protection of the Debenture Trustee	74

ARTICLE 14 SUPPLEMENTAL INDENTURES		74

14.1	Supplemental Indentures	74

ARTICLE 15 EXECUTION AND FORMAL DATE		76

15.1	Execution	76
15.2	Formal Date	76

4

TRUST INDENTURE

THIS TRUST INDENTURE made as of the 1st day of October, 2014.

BETWEEN:

CONSTELLATION SOFTWARE INC., a corporation amalgamated pursuant to the laws of Ontario

(hereinafter referred to as the “Company”)

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada

(hereinafter referred to as the “Debenture Trustee”)

WHEREAS the Company deems it necessary for its purposes to create and issue the Debentures to be created and issued in the manner as herein provided;

AND WHEREAS the Company, under the laws relating thereto, is duly authorized to create and issue the Debentures to be issued as herein provided;

AND WHEREAS, when certified by the Debenture Trustee and issued in accordance with this Indenture, provided all necessary steps in relation to the Company have been duly enacted, passed and/or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Debentures proposed to be issued hereunder legal, valid and binding on the Company in accordance with the laws relating to the Company;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Debenture Trustee;

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(a)	“1934 Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(b)	“90% Redemption Right” has the meaning ascribed thereto in Section 2.4(g)(iv);

(c)

“this Indenture”, “this Trust Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(d)	“Additional Debentures” means Debentures of any one or more series, other than the first series of Debentures, being the Initial Debentures, issued under this Indenture;

(e)	“Affiliate” has the meaning ascribed thereto in National Instrument 45-106 - Prospectus and Registration Exemptions;

(f)	“Applicable Securities Legislation” means applicable securities laws (including rules, regulations, policies and instruments) in each of the Provinces and Territories of Canada;

(g)	“Authorized Investments” has the meaning ascribed thereto in Section 13.9;

(h)	“Beneficial Holder” means any person who holds a beneficial interest in a Global Debenture as shown on the books of the Depository or a Depository Participant;

(i)	“Business Day” means any day other than a Saturday, Sunday or a statutory or banking holiday in the City of Toronto, Ontario;

(j)	“Call Notice” has the meaning attributed thereto in Section 4.3;

(k)	“CDS” means CDS Clearing and Depository Services Inc.;

(l)	“Certificate of the Company” means a written certificate signed by any director or officer of the Company;

(m)

“Change of Control” means the acquisition by any Person, or group of Persons acting jointly or in concert, of voting control or direction over an aggregate of more than 50% of the outstanding Common Shares; but a “Change of Control” shall not include a sale, merger, reorganization, arrangement, combination or other similar transaction if the Shareholders immediately prior to the completion of the transaction hold or have direction over at least 50% of the voting control or direction in such merged, reorganized, arranged, combined or other continuing entity immediately following the completion of such transaction;

(n)	“Common Shares” means common shares of the Company;

(o)

“Company” means Constellation Software Inc., a corporation amalgamated under the laws of the Province of Ontario and includes any successor to or of the Company which shall have complied with the provisions of Article 10;

(p)	“Company’s Auditors” or “Auditors of the Company” means an independent firm of chartered accountants duly appointed as auditors of the Company;

(q)	“Cost of Living Adjustment” means, in any given year, the annual average percentage change in the CPI Index during the 12 month period ending on December 31 in the prior year;

(r)

“Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Debenture Trustee or retained or employed by the Company and acceptable to the Debenture Trustee, acting reasonably;

(s)

“CPI Index” means the index called the “All-items Consumer Price Index” published by Statistics Canada in its monthly publication, adjusted for base year 2002 (2002=100) and rebased from time to time, provided that if the Government of Canada determines not to publish such index, then the term “CPI Index” means whatever substitute index is used to determine the Government of Canada’s obligations under its real return bonds if any Government of Canada real return bonds are then outstanding, or if there is no such index or compilation, the term “CPI Index” means a similar measure determined by the Company, acting reasonably;

(t)

“Debentureholders” or “holders” means the Persons for the time being entered in the register for Debentures as registered holders of Debentures payable to a named payee or any transferees of such persons by endorsement or delivery;

(u)	“Debenture Liabilities” has the meaning ascribed thereto in Section 6.1;

(v)

“Debentures” means the debentures, notes or other evidence of indebtedness of the Company issued and certified hereunder, or deemed to be issued and certified hereunder, including, without limitation, the Initial Debentures and any PIK Debentures, for the time being outstanding;

(w)

“Debenture Trustee” means Computershare Trust Company of Canada, a trust company authorized to carry on business in all of the Provinces and Territories of Canada and includes any successor to or of the Debenture Trustee which shall have complied with the provisions of Article 13;

(x)	“Defeased Debentures” has the meaning ascribed thereto in Section 9.6(a);

(y)

“Depository” means, with respect to the Debentures of any series issuable or issued in the form of one or more Global Debentures, the Person designated as depository by the Company pursuant to Section 2.6(a) until a successor depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each Person who is then a depository hereunder, and if at any time there is more than one such Person, “Depository” as used with respect to the Debentures of any series shall mean each depository with respect to the Global Debentures of such series;

(z)

“Depository Participant” means a broker, dealer, bank, other financial institution or other person for whom from time to time, a Depository effects book entries for a Global Debenture deposited with the Depository;

(aa)	“Directors” means the directors of the Company on the date hereof or such directors as may, from time to time, be appointed or elected directors of the Company and “Director” means anyone of them;

(bb)	“Electronic Methods” has the meaning ascribed thereto in Section 13.24;

(cc)	“Event of Default” has the meaning ascribed thereto in Section 8.1;

(dd)	“Extraordinary Resolution” has the meaning ascribed thereto in Section 11.12;

(ee)	“First Issue Date” means October 1, 2014 or such other date on which the first tranche of Initial Debentures are issued by the Company pursuant to this Indenture;

(ff)

“Global Debenture” means a Debenture that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.6 for purposes of being held by or on behalf of the Depository as custodian for participants in the Depository’s book-entry only registration system or NCI System;

(gg)	“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board;

(hh)	“Initial Debentureholders” means the Persons for the time being entered into the register of Debentures as registered holders of the Initial Debentures;

(ii)	“Initial Debentures” means the Debentures designated as “Unsecured Subordinated Floating Rate Debentures, Series 1” and described in Section 2.4;

(jj)	“Initial Debenture Maturity Date” means March 31, 2040;

(kk)	“Interest Obligation” means the obligation of the Company to pay interest on the Debentures, as and when the same becomes due;

(ll)

“Interest Payment Date” means a date specified in a Debenture as the date on which an instalment of interest on such Debenture shall become due and payable, and with respect to the Initial Debentures, means March 31, June 30, September 30 and December 31 in each year, commencing on December 31, 2014;

(mm)	“NCI System” means a non-certificated inventory system for Debentures maintained by the Depository, as may be changed, supplemented, replaced or otherwise modified from time to time;

(nn)

“Payment in Full of the Senior Indebtedness” means the full and final payment in cash (or as otherwise agreed by the Senior Creditors in respect of the Senior Indebtedness) of the Senior Indebtedness and termination of all commitments by the Senior Creditors to extend Senior Indebtedness to the Company;

(oo)

“Periodic Offering” means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company upon the issuance of such Debentures from time to time;

(pp)	“Person” includes an individual, body corporate, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof;

(qq)

“PIK Debentures” means, collectively, any Debentures from time to time issued upon a PIK Election of the Company as payment in satisfaction of an Interest Obligation in accordance with Section 2.13(c);

(rr)	“PIK Election” has the meaning ascribed thereto in Section 2.13(c);

(ss)	“PIK Election Notice” has the meaning ascribed thereto in Section 2.13(c);

(tt)	“Put Notice” has the meaning attributed thereto in Section 5.3;

(uu)	“Recognized Stock Exchange” means the TSX or any other stock exchange on which the Common Shares or Debentures are then listed and posted for trading;

(vv)	“Redemption Call Date” has the meaning attributed thereto in Section 4.3;

(ww)	“Redemption Price” means, in respect of a Debenture, the amount, excluding interest, payable on the Redemption Call Date or the Redemption Put Date, as applicable, fixed for such Debenture;

(xx)	“Redemption Put Date” has the meaning attributed thereto in Section 5.3;

(yy)	“Registered Debentures” means Debentures registered as to both principal and interest;

(zz)	“Second Issue Date” means November 19, 2014 or such other date on which the second tranche of Initial Debentures are issued by the Company pursuant to this Indenture;

(aaa)	“Senior Creditor” means a holder or holders of Senior Indebtedness and includes any representative or representatives or trustee or trustees of any such holder or holders;

(bbb)

“Senior Indebtedness” shall mean all indebtedness of the Company (other than Debentures) whether outstanding as of the date of this Indenture or thereafter created, incurred, assumed or guaranteed, which, by the terms of the instrument creating or evidencing the indebtedness, is expressed to rank senior to the Debentures, which for greater certainty, includes all of the Company’s present and future indebtedness, liabilities and obligations under the fifth amended and restated credit agreement dated as of June 25, 2014, between the Company, as borrower, Bank of Montreal, as administrative agent, and the lenders from time to time party thereto, as amended, supplemented, restated or replaced from time to time;

(ccc)

“Senior Security” means all mortgages, liens, pledges, charges (whether fixed or floating), security interests or other encumbrances of any kind, contingent or absolute, held by or on behalf of any Senior Creditor and in any manner securing any Senior Indebtedness, including any of the foregoing encumbrances granted by any guarantor or surety of the Senior Indebtedness, together with any other credit support for the Senior Indebtedness;

(ddd)	“Shareholders” means the holders from time to time of the Common Shares;

(eee)	“Subsidiary” has the meaning ascribed thereto in National Instrument 45-106 – Prospectus and Registration Exemptions;

(fff)	“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time;

(ggg)	“TSX” means the Toronto Stock Exchange; and

(hhh)	“Written Direction of the Company” means an instrument in writing signed by any one director or officer of the Company.

1.2	Meaning of “Outstanding”

Every Debenture certified and delivered by the Debenture Trustee hereunder shall be deemed to be outstanding until it is cancelled, converted or redeemed or delivered to the Debenture Trustee for cancellation or redemption or moneys, as the case may be, or the payment thereof shall have been set aside under Section 9.2, provided that:

(a)	Debentures which have been partially redeemed or purchased shall be deemed to be outstanding only to the extent of the unredeemed or unpurchased part of the principal amount thereof;

(b)

when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

(c)

for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instrument or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Company or a Subsidiary of the Company shall be disregarded except that:

(i)

for the purpose of determining whether the Debenture Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Debenture Trustee knows are so owned shall be so disregarded;

(ii)

Debentures so owned which have been pledged in good faith other than to the Company or a Subsidiary of the Company shall not be so disregarded if the pledgee shall establish to the satisfaction of the Debenture Trustee the pledgee’s right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in his or her discretion free from the control of the Company or a Subsidiary of the Company; and

(iii)	Debentures so owned shall not be disregarded if they are the only Debentures outstanding.

1.3	Interpretation

In this Indenture:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)	all references to Sections refer, unless otherwise specified, to sections, subsections or clauses of this Indenture; and

(d)

words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them.

1.4	Headings, etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures.

1.5	Day not a Business Day

In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.6	Applicable Law

This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts. The parties hereto hereby submit to the jurisdiction of the courts of the Province of Ontario.

1.7	Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.8	Invalidity, etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.9	Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Debenture attached hereto as Schedule A, be drawn up in the English language only.

Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et qui en découleront soient redigés en langue anglaise.

1.10	Successors and Assigns

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether expressed or not.

1.11	Benefits of Indenture

Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Debentures, the Debenture Trustee and (to the extent provided in Article 6) any Senior Creditor, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.12	Waiver of Jury Trial

The parties hereto waive any right they may have to require a trial by jury.

ARTICLE 2

THE DEBENTURES

2.1	Limit of Debentures

The aggregate principal amount of Debentures authorized to be issued under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

2.2	Terms of Debentures of any Series

The Debentures may be issued in one or more series. There shall be established herein or in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series:

(a)	the designation of the Debentures of the series (which need not include the term “Debentures”), which shall distinguish the Debentures of the series from the Debentures of all other series;

(b)

any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 2.9, 3.2, 3.3 and 3.6);

(c)	the date or dates on which the principal of the Debentures of the series is payable;

(d)

the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e)

the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

(f)

the rights, if any, of the Company to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g)

the obligation, if any, of the Company to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h)	if other than denominations of $100 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;

(i)	subject to the provisions of this Indenture, any trustee, Depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;

(j)	any other events of default or covenants with respect to the Debentures of the series;

(k)	whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any Person, including the Company;

(l)	the form and terms of the Debentures of the series;

(m)

if applicable, that the Debentures of the series shall be issuable in whole or in part as one or more Global Debentures and, in such case, the Depository or Depositories for such Global Debentures in whose name the Global Debentures will be registered, and any circumstances other than or in addition to those set forth in Section 3.2 or those applicable with respect to any specific series of Debentures, as the case may be, in which any such Global Debenture may be exchanged for Registered Debentures, or transferred to and registered in the name of a person other than the Depository for such Global Debentures or a nominee thereof;

(n)	if other than Canadian currency, the currency in which the Debentures of the series are issuable; and

(o)	any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a resolution of the Directors, Certificate of the Company or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, including pursuant to a Periodic Offering, consistent with the terms of this Indenture, if so provided herein, by or pursuant to such resolution of the Directors, Certificate of the Company or in an indenture supplemental hereto.

2.3	Form of Debentures

Except in respect of the Initial Debentures, the form of which is provided for herein, the Debentures of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or by or pursuant to one or more resolutions of the Directors (as set forth in a resolution of the Directors or to the extent established pursuant to, rather than set forth in, a resolution of the Directors, in a Certificate of the Company detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the Director or officer executing such Debentures, as conclusively evidenced by his or her execution of such Debentures.

2.4	Form and Terms of Initial Debentures

(a)

The first series of Debentures (the “Initial Debentures”) authorized for issue immediately is unlimited in aggregate principal amount and shall be designated as “Unsecured Subordinated Floating Rate Debentures, Series 1”.

(b)

The Initial Debentures shall be dated as of the First Issue Date, shall mature on the Initial Debenture Maturity Date and shall bear interest from, and including, the First Issue Date to, but excluding, March 31, 2015 at the rate of 7.4% per annum. From and including March 31, 2015 to but excluding the Initial Debenture Maturity Date, the interest rate applicable to the Debentures will be reset on an annual basis on March 31 of each year, at a rate equal to the Cost of Living Adjustment (which amount may be positive or negative) plus 6.5% (the “Initial Debenture Floating Interest Rate”). Notwithstanding the foregoing, the interest rate applicable to the Initial Debentures will at no time be less than 0%. Interest will be payable quarterly in arrears in equal instalments on March 31, June 30, September 30 and December 31 in each year, commencing on December 31, 2014 and the last such payment (representing interest payable from the last Interest Payment Date to, but excluding, the Initial Debenture Maturity Date or the earlier date of redemption of the Initial Debentures), subject as hereinafter provided, to fall due on the Initial Debenture Maturity Date or the earlier date of redemption, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded quarterly. For certainty, the first interest payment payable on the Initial Debentures (whether issued on the First Issue Date or the Second Issue Date) on December 31, 2014 will include interest accrued from and including the First Issue Date to, but excluding, December 31, 2014 in the amount of $1.8449 for each $100 principal amount of Initial Debentures outstanding. The Debenture Trustee shall be entitled to rely on the interest payment calculations of the Company for any interest period.

Interest is payable on each Interest Payment Date to holders of record at the close of business on the Business Day immediately preceding each Interest Payment Date. In the event that any Interest Payment Date is not a Business Day, then the Interest Payment Date will be the next succeeding day that is a Business Day.

The Company shall provide written notice of (i) the Initial Debenture Floating Interest Rate to the Debenture Trustee and the TSX no later than March 1 of each year and (ii) each Interest Payment Date and applicable record date to the TSX, using the prescribed form, at least seven Business Days prior to the applicable record date in respect of each Interest Payment Date.

(c)

The Initial Debentures will be redeemable at the option of the Company in accordance with the terms of Article 4, provided that the Initial Debentures will not be redeemable prior to March 31, 2020, except in the event of the satisfaction of certain conditions after a Change of Control has occurred as outlined herein.

During the period beginning on March 16 and ending on March 31 of each year, the first such period commencing on March 16, 2015, the Company will have the right, at its option, to give notice to holders of Initial Debentures of its intention to redeem the Initial Debentures, in whole or in part, on March 31 in the year that is five years following the year in which notice is given (which date will constitute a “Redemption Call Date” for purposes of the Initial Debentures), at a price equal to the principal amount thereof plus accrued and unpaid interest up to but excluding the Redemption Call Date.

In the event the Company exercises its right to redeem some or all of the outstanding Initial Debentures in a given year, the Company will send a reminder redemption notice to holders of Initial Debentures not less than 30 nor more than 60 days prior to each applicable Redemption Call Date. The Redemption Call Notice for the Initial Debentures will be substantially in the form of Schedule B.

(d)

The Initial Debentures will be redeemable at the option of each Debentureholder in accordance with the terms of Article 5, provided that the Initial Debentures will not be redeemable prior to March 31, 2020, except in the event of the satisfaction of certain conditions after a Change of Control has occurred as outlined herein.

During the period beginning on March 1 and ending on March 15 of each year, the first such period commencing on March 1, 2015, holders of Initial Debentures will have the right, at their option, to give notice to the Company of their intention to require the Company to repurchase (or to “put”) the Initial Debentures, in whole or in part, on March 31 in the year that is five years following the year in which notice is given (which date will constitute a “Redemption Put Date” for purposes of the Initial Debentures), at a price equal to the principal amount thereof plus accrued and unpaid interest up to but excluding the Redemption Put Date.

A holder of Debentures who has exercised its put right in respect of some or all of the Initial Debentures held by such holder will be required to withdraw from the Depository and become definitively certificated. The registered holder must then deposit such Initial Debentures with the Trustee to be held in escrow by the Trustee until the applicable Redemption Put Date and such Debentures will no longer be transferable over the facilities of the TSX or otherwise without the consent of the Company. The Redemption Put Notice for the Initial Debentures will be substantially in the form of Schedule C.

(e)

The Initial Debentures, including the payment of the principal thereof and interest thereon, will be subordinated to the prior payment in full of all Senior Indebtedness in accordance with the provisions of Article 6.

(f)

The Initial Debentures (including any PIK Debentures issued in accordance with Section 2.13) will be issued in denominations of $100 and integral multiples of $100. Each Initial Debenture represented by a physical certificate shall be issued in substantially the form set out in Schedule A, with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the Director or officer executing such Initial Debenture in accordance with Section 2.7 hereof, as conclusively evidenced by their execution of an Initial Debenture. Each Initial Debenture shall additionally bear such distinguishing letters and numbers as the Debenture Trustee shall accept. Notwithstanding the foregoing, an Initial Debenture may be in such other form or forms as may, from time to time, be approved by a resolution of the Directors or as specified in a Certificate of the Company. The Initial Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

The Initial Debentures may be issued as Global Debentures registered in the name of the Depository (or any nominee of the Depository). A Global Debenture may be exchanged for Initial Debentures in registered form that are not Global Debentures, or transferred to and registered in the name of a Person other than the Depository for such Global Debentures or a nominee thereof as provided in Section 3.2.

(g)

Upon the occurrence of a Change of Control, subject to the Payment in Full of the Senior Indebtedness and subject to the provisions and conditions of this Section 2.4(g), holders of Initial Debentures have a right to require the Company to purchase their Initial Debentures. The terms and conditions of such right are set forth below:

(i)

Upon the occurrence of a Change of Control, each holder of Initial Debentures shall have the right (the “Change of Control Put Right”) to require the Company to purchase, on the date which is 30 days following the date upon which the Debenture Trustee delivers a Change of Control Notice (as defined below) to the holders of Initial Debentures (the “Change of Control Put Date”), all or any part of such holder’s Initial Debentures in accordance with the requirements of Applicable Securities

Legislation at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (less any tax required by law to be deducted) on such Initial Debentures up to, but excluding, the Change of Control Put Date (collectively, the “Total Put Price”).

(ii)

The Company will, as soon as practicable, and in any event no later than two Business Days after the occurrence of a Change of Control, give written notice to the Debenture Trustee of the Change of Control. The Debenture Trustee will, as soon as practicable thereafter, and in any event no later than two Business Days after receiving notice from the Company of the Change of Control, provide written notice to the holders of Initial Debentures of the Change of Control (the “Change of Control Notice”). The Change of Control Notice shall be prepared by the Company and shall include a description of the Change of Control, details of the Debentureholders’ Change of Control Put Right under the terms hereof, a statement that each holder will be entitled to withdraw his election to require the Company to purchase if the Debenture Trustee receives, no later than the close of business on the third Business Day immediately preceding the Change of Control Put Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of the Initial Debentures tendered for purchase and a statement that such holder is withdrawing his election to have the Initial Debentures purchased, and a description of the rights of the Company to redeem untendered Initial Debentures in accordance with Subsection 2.4(g)(iv) hereof.

(iii)

To exercise the Change of Control Put Right, the Debentureholder must deliver to the Debenture Trustee, not less than five Business Days prior to the Change of Control Put Date, written notice of the holder’s exercise of such right in the form attached as Schedule D hereto together with (A) the Initial Debentures with respect to which the right is being exercised, duly endorsed for transfer, or (B) if the Initial Debentures have been issued as Global Debentures, a duly endorsed form of transfer.

(iv)

If 90% or more in aggregate principal amount of Initial Debentures outstanding on the date the Company provides notice of a Change of Control to the Debenture Trustee have been tendered for purchase pursuant to the Change of Control Put Right on the Change of Control Put Date, the Company has the right upon written notice provided to the Debenture Trustee prior to the Change of Control Put Date, to redeem all the remaining outstanding Initial Debentures on the Change of Control Put Date at the Total Put Price (the “90% Redemption Right”).

(v)

Upon receipt of written notice that the Company shall exercise the 90% Redemption Right and acquire the remaining Initial Debentures, the Debenture Trustee shall as soon as reasonably possible provide written notice to all Debentureholders that did not previously exercise the Change of Control Put Right that:

(A)

The Company has exercised the 90% Redemption Right and will purchase all outstanding Initial Debentures on the Change of Control Put Date at the Total Put Price, including a calculation of such holder’s Total Put Price;

(B)

They must transfer their Initial Debentures to the Debenture Trustee on the same terms as those holders that exercised the Change of Control Put Right and must send their respective Initial Debentures, duly endorsed for transfer, or their duly endorsed form of transfer, as applicable, to the Debenture Trustee within 10 days after sending of such notice; and

(C)

The rights of such holder under the terms of the Initial Debentures cease as of the Change of Control Put Date provided the Company has paid the Total Put Price to, or to the order of, the Debenture Trustee and thereafter the Initial Debentures shall not be considered to be outstanding and the holder shall not have any right except to receive the Total Put Price upon surrender and delivery of such holder’s Initial Debentures with a duly completed form of transfer, as applicable, in accordance with the Indenture.

(vi)

The Company shall, on or before 11:00 a.m., Toronto time on the Business Day immediately prior to the Change of Control Put Date, deposit with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, such sums of money as are sufficient to pay the Total Put Price of the Initial Debentures to be purchased or redeemed by the Company on the Change of Control Put Date, provided the Company may elect to satisfy this requirement by providing the Debenture Trustee with a certified cheque for such amounts required under this Subsection 2.4(g)(vi) hereof post-dated to the Change of Control Put Date or the Company may satisfy this requirement by an electronic funds transfer of such sums of money on the Business Day prior to the Change of Control Put Date. To the extent requested by the Debenture Trustee, the Company shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with such purchase and/or redemption, as the case may be. Every such deposit shall be irrevocable. From the sums so deposited, the Debenture Trustee shall pay or cause to be paid to the holders of such Initial Debentures, the Total Put Price to which they are entitled on the Company’s purchase or redemption.

(vii)

If one or more of such Initial Debentures being purchased in accordance with this Section 2.4(g) hereof becomes subject to purchase in part only, upon surrender of such Initial Debentures for payment of the Total Put Price, the Company shall execute and the Debenture Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order, one or more new Initial Debentures for the portion of the principal amount of the Initial Debentures not purchased.

(viii)

The Total Put Price for Initial Debentures for which holders have exercised the Change of Control Put Right and Initial Debentures which the Company has elected to redeem in accordance with this Section 2.4(g) hereof shall become due and payable on the Change of Control Put Date, in the same manner and with the same effect as if it were the Final Maturity Date, anything therein or herein to the contrary notwithstanding, and from and after such Change of Control Put Date, if the money necessary to purchase or redeem the Initial Debentures shall have been deposited as provided in this Section 2.4(g) hereof and affidavits or other proof satisfactory to the Debenture Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Initial Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Debenture Trustee whose decision shall be final and binding upon all parties in interest.

(ix)

If the holder of any Initial Debenture to be purchased or redeemed in accordance with this Section 2.4(g) hereof shall fail on or before the Change of Control Put Date so to surrender such holder’s Initial Debenture or duly endorsed form of transfer or shall not within such time accept payment of the moneys payable, or give such receipt therefor, if any, as the Debenture Trustee may require, such moneys may be set aside in trust without interest, or such certificates may be held in trust, either in the deposit department of the Debenture Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and, to that extent, the Initial Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment of the moneys so paid and deposited, or to take delivery of the certificates so deposited, upon surrender and delivery up of such holder’s Initial Debenture, of the Total Put Price. If any money, or certificates, required to be deposited hereunder with the Debenture Trustee or any depositary or paying agent on account of principal, premium, if any, or interest, if any, on Initial Debentures issued hereunder shall remain so deposited for a period of ten years from the Change of Control Put Date, then to the extent permitted by law, such moneys, or certificates, together with any accumulated interest thereon, shall at the end of such period be paid over or delivered over by the Debenture Trustee or such depositary or paying agent to the Company and the Debenture Trustee shall not be responsible to Debentureholders for any amounts owing to them.

(x)	Subject to the provisions above related to Initial Debentures purchased in part, all Initial Debentures purchased, redeemed and paid under Section

2.4(g) hereof shall forthwith be delivered to the Debenture Trustee and cancelled and no Initial Debentures shall be issued in substitution therefor.

(xi)	The Company will publicly announce the results of the purchases and redemptions made pursuant to Section 2.4(g) hereof as soon as practicable after the Change of Control Put Date.

(xii)	The Company will comply with all Applicable Securities Legislation if the Company is required to purchase Initial Debentures pursuant to Section 2.4(g) hereof.

(h)

Unless otherwise specified in an indenture supplemental hereto, any PIK Debentures issued to the holders of the Initial Debentures in accordance with Section 2.13 will have the same terms and conditions as the Initial Debentures and will form part of the principal amount of such Initial Debentures. If, on any Interest Payment Date, the Company fails to pay the amount of interest owing on the Initial Debentures in full in cash, the Company will not (A) declare or pay dividends of any kind on the Common Shares, nor (B) participate in any share buyback or redemption involving the Common Shares, until the date on which the Company pays such interest (or the unpaid portion thereof) in cash to holders of Initial Debentures; provided, however, that where the Company has issued PIK Debentures in respect of all or a portion of the amount of interest owing on the Initial Debentures on such Interest Payment Date, the Company may resume declaring or paying dividends of any kind on the Common Shares and participating in any share buyback or redemption involving the Common Shares beginning on the next earlier of (i) the Interest Payment Date in respect of which the Company pays the amount of interest owing on the Initial Debentures in full in cash and (ii) the date on which the Company repays all amounts owing under such PIK Debenture.

(i)

The Debenture Trustee shall be provided with the documents and instruments referred to in Sections 2.5(b), (c) and (d) with respect to the Initial Debentures prior to the issuance of the Initial Debentures.

(j)	A copy of all notices provided to Debentureholders pursuant to this Section 2.4 will concurrently be provided to the TSX.

2.5	Certification and Delivery of Additional Debentures

The Company may from time to time request the Debenture Trustee to certify and deliver Additional Debentures of any series by delivering to the Debenture Trustee the documents referred to below in this Section 2.5 whereupon the Debenture Trustee shall certify such Debentures and cause the same to be delivered in accordance with the Written Direction of the Company referred to below or pursuant to such procedures acceptable to the Debenture Trustee as may be specified from time to time by a Written Direction of the Company. The maturity date, issue date, interest rate (if any) and any other terms of the Additional Debentures of such series shall be set forth in or determined by or pursuant to such Written Direction of the Company and any special procedures in accordance with such issue. In certifying such Additional Debentures, the Debenture Trustee shall be entitled to receive, in either original or PDF form with original to follow within two Business Days, and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)	a Certificate of the Company and/or executed supplemental indenture by or pursuant to which the form and terms of such Additional Debentures were established;

(b)

a Written Direction of the Company requesting certification and delivery of such Additional Debentures and setting forth delivery instructions, provided that, with respect to Debentures of a series subject to a Periodic Offering:

(i)

such Written Direction of the Company may be delivered by the Company to the Debenture Trustee prior to the delivery to the Debenture Trustee of such Additional Debentures of such series for certification and delivery;

(ii)

the Debenture Trustee shall certify and deliver Additional Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Direction of the Company or pursuant to procedures acceptable to the Debenture Trustee as may be specified from time to time by a Written Direction of the Company; and

(iii)

the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Additional Debentures of such series shall be determined by an executed supplemental indenture or by Written Direction of the Company or pursuant to such procedures;

(c)

an opinion of Counsel, in form and substance satisfactory to the Debenture Trustee, acting reasonably, to the effect that all requirements imposed by this Indenture or by law in connection with the proposed issue of Additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

(d)

a Certificate of the Company certifying that the Company is not in default under this Indenture, that the terms and conditions for the certification and delivery of Additional Debentures (including those set forth in Section 13.5), have been complied with subject to the delivery of any documents or instruments specified in such Certificate of the Company and that no Event of Default exists or will exist upon such certification and delivery.

2.6	Issue of Global Debentures

(a)

The Company may specify that the Debentures of a series are to be issued in whole or in part as one or more Global Debentures registered in the name of a Depository, or its nominee, designated by the Company in the Written Direction of the Company delivered to the Debenture Trustee at the time of issue of such

Debentures, and in such event the Company shall execute and the Debenture Trustee shall certify and deliver one or more Global Debentures that shall:

(i)	represent an aggregate amount equal to the principal amount of the outstanding Debentures of such series to be represented by one or more Global Debentures;

(ii)	be delivered by the Debenture Trustee pursuant to the Company’s written instructions; and

(iii)	bear a legend substantially to the following effect if the Depository is CDS:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO CONSTELLATION SOFTWARE INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

(b)

Each Depository designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depository has its principal offices.

2.7	Execution of Debentures

All Debentures shall be signed (either manually or other electronic signature howsoever delivered) by any one Director or officer of the Company. An electronic signature upon a Debenture shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be. Notwithstanding that any person whose signature, either manual or by electronic mail, appears on a Debenture as Director or officer of the Company may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall be valid and binding upon the Company and entitled to the benefits of this Indenture.

2.8	Certification

Except as otherwise provided herein, no Debenture shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Debenture Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Debenture Trustee. Such certification on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Company and the holder is entitled to the benefits hereof.

The certificate of the Debenture Trustee signed on the Debentures shall not be construed as a representation or warranty by the Debenture Trustee as to the validity of this Indenture or of the Debentures or as to the issuance of the Debentures and the Debenture Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or the proceeds thereof. The certificate of the Debenture Trustee signed on the Debentures shall, however, be a representation and warranty by the Debenture Trustee that the Debentures have been duly certified by or on behalf of the Debenture Trustee pursuant to the provisions of this Indenture.

2.9	Mutilation, Loss, Theft or Destruction

In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed and in the absence of notice that such Debenture has been acquired by a bona fide purchaser, the Company, in its discretion, may issue, and thereupon the Debenture Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Debenture Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. The new or substituted Debenture may have endorsed upon it the fact that it is in replacement of a previous Debenture. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Company and to the Debenture Trustee such evidence of the loss, theft or destruction of the Debenture and such other documents as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

2.10	Concerning Interest

(a)

All Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest (i) from and including their issue date, or (ii) from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures of that series, whichever shall be the later, or, in respect of Debentures subject to a Periodic Offering, from and including their issue date or from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on such Debentures, in all cases, to but excluding the next Interest Payment Date. All interest shall accrue from day to day and shall be payable in arrears for the actual number of days elapsed in the relevant interest period.

(b)

Unless otherwise specifically provided in the terms of the Debentures of any series, interest for any period of less than three months shall be computed on the basis of a year of 365 days. Subject to Section 2.4(b) in respect of the method for calculating the amount of interest to be paid on the Initial Debentures on the first Interest Payment Date in respect thereof, with respect to any series of Debentures, whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.11	Debentures to Rank Pari Passu

The Debentures will be direct, subordinated unsecured obligations of the Company. Each Debenture will rank pari passu with each other Debenture (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all other present and future subordinated and unsecured indebtedness of the Company (other than Senior Indebtedness) except for sinking fund provisions (if any) applicable to different series of Debentures or other similar types of obligations of the Company.

2.12	Payments of Amounts Due on Maturity

Except as may otherwise be provided in this Indenture and any supplemental indenture in respect of any series of Debentures, payments of amounts due upon maturity of the Debentures will be made in the following manner. On or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to each maturity date for Debentures outstanding from time to time under this Indenture, the Company shall have wired funds to the Debenture Trustee by electronic transfer of funds (provided the Debenture Trustee must have received confirmation of receipt of such funds on or before such time) in an amount sufficient to pay the cash amount payable in respect of such Debentures (including the principal amount and premium (if any), together with any accrued and unpaid interest thereon less any tax required by law to be deducted), provided the Company may elect to satisfy this requirement by providing the Debenture Trustee with a certified cheque for such amounts required under this Section 2.12 post-dated to the applicable maturity date. The Debenture Trustee, on behalf of the Company, will pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Debenture (less applicable withholding taxes, if any), upon surrender of the Debenture at any branch of the Debenture Trustee designated for such purpose from time to time by the Company and the Debenture Trustee. The delivery of such funds to the Debenture Trustee will satisfy and discharge the liability of the Company for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of tax deducted of as aforesaid) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which such holder is entitled. All payments to be made by the Debenture Trustee will be subject to Section 13.10 hereunder.

2.13	Payment of Interest

The following provisions shall apply to Debentures, except as otherwise provided in Section 2.4(b) or specified in a resolution of the Directors, a Certificate of the Company or a supplemental indenture relating to a particular series of Additional Debentures:

(a)

As interest becomes due on each Debenture (except on redemption, when interest may at the option of the Company be paid upon surrender of such Debenture) the Company, either directly or through the Debenture Trustee or any agent of the Debenture Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Debenture Trustee, payment of such interest (less any tax required to be withheld therefrom) to the order of the registered holder of such Debenture appearing on the registers maintained by the Debenture Trustee at the close of business on the Business Day prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs. If payment is made by cheque or by other means such as electronic transfer of funds, provided the Debenture Trustee must receive confirmation of receipt of funds prior to being able to wire funds to holders, such payment shall be forwarded at least three Business Days prior to each date on which interest becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the person to whom it is so sent as aforesaid, the Company or the Debenture Trustee will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being funded and indemnified to its satisfaction. Notwithstanding the foregoing, if the Company is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Company may make payment of such interest or make such interest available for payment in any other manner acceptable to the Debenture Trustee with the same effect as though payment had been made in the manner provided above.

(b)

Notwithstanding Section 2.13(a), if a series of Debentures is represented by a Global Debenture, then all payments of interest on the Global Debenture shall be made by electronic funds transfer (wire) to the Debenture Trustee or any paying agent, or cheque made payable to the Depository or its nominee, for subsequent payment (less applicable withholding taxes, if any) to Beneficial Holders of interests in that Global Debenture prior to the day interest is payable, unless the Company and the Depository otherwise agree (upon prior written notice to the

Debenture Trustee and any such paying agent). If payment is made by the Company directly to the Depository, then the Company shall provide written confirmation of such payment to the Debenture Trustee immediately thereafter. None of the Company, the Debenture Trustee or any agent of the Debenture Trustee for any Debenture issued as a Global Debenture will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests. All payments to be made by the Debenture Trustee are subject to Section 13.10 hereunder.

(c)

Notwithstanding Section 2.13(a), the Company may, subject to regulatory approval, applicable law (including Applicable Securities Laws) and the terms of the Senior Indebtedness, elect (the “PIK Election”), in lieu of paying interest in cash, to satisfy all or any portion of its Interest Obligation payable on an Interest Payment Date by issuing to each Debentureholder appearing on the registers maintained by the Debenture Trustee at the close of business on the last Business Day prior to the applicable Interest Payment Date such principal amount of PIK Debentures equal to the amount of the Interest Obligation to be satisfied by the issuance of PIK Debentures (less any tax required by law to be deducted, if any), which amount will be rounded down to the nearest multiple of $100, and delivering to each Debentureholder, in the same manner as contemplated in Section 2.13(a) or 2.13(b), as applicable, with respect to the payment of interest, the certificate representing such PIK Debentures. No fractional PIK Debentures shall be delivered to the registered holders hereof upon a PIK Election to issue and deliver PIK Debentures in satisfaction of the Interest Obligation, however holders will receive a cash payment in respect of any fractional interest in PIK Debentures. The Company will make a PIK Election by delivering written notice (the “PIK Election Notice”) to the Debenture Trustee and the TSX, at least ten Business Days prior to the Interest Payment Date. The PIK Election Notice will include a calculation of the amount of the Interest Obligation due upon the Interest Payment Date and the principal amount of PIK Debentures to be issued and delivered to the Debentureholders in accordance with this Section 2.13(c).

(d)

The PIK Debentures issued to the holders of the Debentures in accordance with Section 2.13(c) will be subject to the terms of the Indenture and unless otherwise specified in an indenture supplemental hereto, will have the same terms and conditions as the Debentures in respect of which the PIK Debentures are issued.

(e)

Each Debentureholder agrees to advance to the Company an amount equal to the Interest Obligation to be satisfied by the issuance of the PIK Debentures (the “Advance”) and each Debentureholder and the Company agree that the delivery of the PIK Debentures to the Debenture Trustee in accordance with this Section 2.13 will satisfy and discharge the liability of the Company for any Interest Obligation payable on the applicable Interest Payment Date that is related to the delivery of such PIK Debentures and will satisfy the liability of the Debentureholder to make the Advance.

2.14	Withholding Tax

The Company will be entitled to deduct and withhold any applicable taxes or similar charges (including interest, penalties or similar amounts in respect thereof) imposed or levied by or on behalf of the Canadian government or of any Province or Territory thereof or any authority or agency therein or thereof or by any state, local or foreign tax authority, or otherwise pursuant to applicable law, including pursuant to the Tax Act, from any payment to be made on or in connection with the Debentures (including in connection with a redemption, put or repayment of the Debentures) and, provided that the Company timely remits such withheld amount to such government, authority or agency and files all required forms in respect thereof and provides reasonable evidence of such remittance and filing to the Debenture Trustee and the relevant Debentureholder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Company’s obligations under the Debentures. There is no obligation on the Company to gross-up amounts paid to a holder in respect of such deductions or withholdings. All determinations regarding any such deduction or withholding shall be made by the Company, acting reasonably. The Company shall provide the Debenture Trustee and the relevant Debentureholder with reasonable evidence relating to the remittance of such withheld amount or the filing of such forms received.

Where an Interest Obligation on the Debentures is paid by the issuance of a PIK Debenture, any taxes to be satisfied pursuant to this Section may be satisfied by the delivery of cash or cash equivalents by the Company (and the principal amount of the relevant PIK Debenture will be reduced by a like amount) or by the sale of a portion of the PIK Debentures for cash or cash equivalent proceeds.

The Debenture Trustee shall have no obligation to verify any payments under the Tax Act or any provision of provincial, territorial, state, local or foreign tax law. The Debenture Trustee, its officers, agents and employees shall at all times be indemnified and held harmless by the Company from and against any personal liabilities of the Debenture Trustee incurred in connection with the failure of the Company or its agents, to report, remit or withhold taxes as required by the Tax Act or otherwise failing to comply with the Tax Act. This indemnification shall survive the resignation or removal of the Debenture Trustee and the termination of this Indenture solely to the extent that such liabilities have been incurred in connection with taxation years occurring during the term of this Indenture.

ARTICLE 3

REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1	Registered Debentures

(a)

With respect to each series of Debentures issuable as Registered Debentures, the Company shall cause to be kept by and at the principal offices of the Debenture Trustee in Toronto and by the Debenture Trustee or such other registrar as the Company, with the approval of the Debenture Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Company may designate with the approval of the Debenture Trustee, a register in which shall be entered the names and addresses of the holders of

Registered Debentures and particulars of the Debentures held by them respectively and of all transfers of Registered Debentures. Such registration shall be noted on the Debentures by the Debenture Trustee or other registrar unless a new Debenture shall be issued upon such transfer. Any changes to the register by any registrar who is not the Debenture Trustee must be provided in writing to the Debenture Trustee forthwith, but no later than one Business Day following such change.

(b)

No transfer of a Registered Debenture shall be valid unless made on such register referred to in Section 3.1(a) by the registered holder or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Debenture Trustee or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Debenture Trustee and upon compliance with such other reasonable requirements as the Debenture Trustee or other registrar may prescribe, nor unless the name of the transferee shall have been noted on the Debenture by the Debenture Trustee or other registrar.

3.2	Global Debentures

(a)

With respect to each series of Debentures issuable in whole or in part as one or more Global Debentures, the Company shall cause to be kept by and at the principal offices of the Debenture Trustee in Toronto and by the Debenture Trustee or such other registrar as the Company, with the approval of the Debenture Trustee, may appoint at such other place or places, if any, as the Company may designate with the approval of the Debenture Trustee, a register in which shall be entered the name and address of the holder of each such Global Debenture (being the Depository, or its nominee, for such Global Debenture) as holder thereof and particulars of the Global Debenture held by it, and of all transfers thereof. If any Debentures of such series are at any time not Global Debentures, the provisions of Section 3.1 shall govern with respect to registrations and transfers of such Debentures.

(b)

Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred by the registered holder thereof except in the following circumstances or as otherwise specified in a resolution of the Directors, Certificate of the Company or supplemental indenture relating to a particular series of Debentures:

(i)

Global Debentures may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(ii)

Global Debentures may be transferred at any time after the Depository for such Global Debentures (i) has notified the Debenture Trustee, or the Company has notified the Debenture Trustee, that it is unwilling or unable to continue as Depository for such Global Debentures, or (ii) ceases to be eligible to be a Depository under Section 2.6(b), provided that at the time of such transfer the Company has not appointed a successor Depository for such Global Debentures;

(iii)

Global Debentures may be transferred at any time after the Company has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Debentures and has communicated such determination to the Debenture Trustee in writing;

(iv)

Global Debentures may be transferred at any time after the Debenture Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as a Global Debenture, provided that Beneficial Holders of the Debentures representing, in the aggregate, not less than 25% of the aggregate principal amount of the Debentures of such series advise the Depository in writing, through the Depository Participants, that the continuation of the book-entry only registration system for such series of Debentures is no longer in their best interest and also provided that at the time of such transfer the Debenture Trustee has not waived the Event of Default pursuant to Section 8.3;

(v)	Global Debentures may be transferred if required by applicable law; or

(vi)	Global Debentures may be transferred if the book-entry only registration system ceases to exist.

(c)	With respect to the Global Debentures, unless and until definitive certificates have been issued to Beneficial Holders:

(i)

the Company and the Debenture Trustee may deal with the Depository for all purposes (including paying interest on the Debentures) as the sole holder of such series of Debentures and the authorized representative of the Beneficial Holders;

(ii)

the rights of the Beneficial Holders shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

(iii)	the Depository will make book-entry transfers among the Depository Participants; and

(iv)

whenever this Indenture requires or permits actions to be taken based upon instruction or directions of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depository Participant, and has delivered such instructions to the Debenture Trustee.

(d)

Whenever a notice or other communication is required to be provided to Debentureholders, unless and until definitive certificate(s) have been issued to Beneficial Holders, the Debenture Trustee shall provide all such notices and communications to the Depository and the Depository shall deliver such notices and communications to such Beneficial Holders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Section 3.2(b) with respect to a series of Debentures issued hereunder, the Debenture Trustee shall notify all applicable Beneficial Holders, through the Depository, of the availability of definitive Debenture certificates. Upon surrender by the Depository of the certificate(s) representing the Global Debentures and receipt of new registration instructions from the Depository, the Debenture Trustee shall deliver the definitive Debenture certificates for such Debentures to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by Section 3.1 and the remaining Sections of this Article 3.

3.3	Transferee Entitled to Registration

The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Debenture Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Company and the transferor or any previous holder of such Debenture, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

3.4	No Notice of Trusts

Neither the Company, the Debenture Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

3.5	Registers Open for Inspection

The registers referred to in Sections 3.1 and 3.2 shall at all reasonable times during the regular business hours of the Debenture Trustee be open for inspection by the Company, the Debenture Trustee or any Debentureholder. Every registrar, including the Debenture Trustee, shall from time to time when requested so to do by the Company or by the Debenture Trustee, in writing, furnish the Company or the Debenture Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Debenture Trustee shall be entitled to charge a reasonable fee to provide such a list.

3.6	Exchanges of Debentures

(a)

Subject to Section 3.7, Debentures in any authorized form or denomination, other than Global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(b)

In respect of exchanges of Debentures permitted by Section 3.6(a), Debentures of any series may be exchanged only at the principal offices of the Debenture Trustee in Toronto or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Company with the approval of the Debenture Trustee. Any Debentures tendered for exchange shall be surrendered to the Debenture Trustee. The Company shall execute and the Debenture Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.

(c)

Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

3.7	Closing of Registers

(a)	Neither the Company, the Debenture Trustee nor any registrar shall be required to:

(i)	make transfers or exchanges of Registered Debentures on any Interest Payment Date for such Debentures or during the five preceding Business Days;

(ii)	make transfers or exchanges of any Debentures on the day of any selection by the Debenture Trustee of Debentures to be redeemed or during the five preceding Business Days; or

(iii)	make transfers or exchanges of any Debentures which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures shall not be redeemed.

(b)

Subject to any restriction herein provided, the Company with the approval of the Debenture Trustee may at any time close any register for any series of Debentures, other than those kept at the principal offices of the Debenture Trustee in Toronto, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

3.8	Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration, the Debenture Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon by the Debenture Trustee and the Company from time to time), and payment of such charges and reimbursement of the Debenture Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

(a)

for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures of that series or, with respect to Debentures subject to a Periodic Offering, within a period of two months from the date of delivery of any such Debenture;

(b)	for any exchange of a Global Debenture as contemplated in Section 3.2; or

(c)	for any exchange of any Debenture resulting from a partial redemption under Section 4.2 or Section 5.2 or upon a Change of Control.

3.9	Ownership of Debentures

(a)

Unless otherwise required by law, the Person in whose name any registered Debenture is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon shall be made to such registered holder.

(b)	Neither the Company nor the Debenture Trustee shall have any liability for:

(i)	any aspect of the records relating to the beneficial ownership of the Debentures held by a Depository or of the payments relating thereto;

(ii)	maintaining, supervising or reviewing any records relating to the Debentures held by a Depository;

(iii)

the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Debentures or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any person in any Debenture represented by an electronic position in the book entry registration system (other than the Depository or its nominee);

(iv)	maintaining, supervising or reviewing any records of the Depository relating to any such interest; or

(v)	any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository.

The rules governing Depositories provide that they act as the agent and depository for Depository Participants. As a result, such Depository Participants must look solely to the Depository and Beneficial Holders of Debentures must look solely to the Depository Participants for the payment of principal and interest on the Debentures paid by or on behalf of the Company to the Depository.

(c)

The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and an Persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Company and/or the Debenture Trustee for the same and neither the Company nor the Debenture Trustee shall be bound to inquire into the title of any such registered holder.

(d)

Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Debenture Trustee, any registrar and to the Company.

(e)

In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Debenture Trustee and any registrar and to the Company.

3.10	Non-Certificated Inventory System

Notwithstanding anything to the contrary set out herein, all physical Debenture certificates issued to the Depositary may be surrendered to the Debenture Trustee for an electronic position on the register of Debentureholders to be maintained by the Debenture Trustee in accordance with Section 3.1. In such case, the Debentures will be represented electronically through the NCI System. All Debentures maintained in such electronic position will be valid and binding obligations of the Company, entitling the registered holders thereof to the same benefits as those registered holders who hold Debentures in physical form. This Indenture and the provisions contained herein will apply, mutatis mutandis, to such Debentures held in such electronic position.

ARTICLE 4

REDEMPTION AND PURCHASE OF DEBENTURES AT THE OPTION OF THE COMPANY

4.1	Applicability of Article

The Company shall have the right, at its option, to redeem, either in whole or in part before maturity, any Debentures issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Indenture, in the Debentures, in a Certificate of the Company, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Company requesting the certification and delivery thereof.

4.2	Partial Redemption

If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, the Debentures to be so redeemed shall be selected by the Debenture Trustee on a pro rata basis to the nearest multiple of $100 in accordance with the principal amount of the Debentures registered in the name of each holder or in such other manner as the Debenture Trustee deems equitable, subject to the approval of the TSX. Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is $100 or a multiple thereof. For this purpose, the Debenture Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption in part or for redemption in cash and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only or for cash only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, together with interest accrued to but excluding the Redemption Call Date, the Company shall execute and the Debenture Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a Global Debenture, the Depository shall make notations on the Global Debenture of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

4.3	Notice of Redemption

Notice of redemption (the “Call Notice”) of any series of Debentures pursuant to this Article 4 shall be given to the holders of the Debentures so to be redeemed in the manner provided in the terms of such series of Debentures and the date fixed for redemption (the “Redemption Call Date”) will be set out in the applicable Call Notice. Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the Redemption Call Date, the Redemption Price and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to accrue and be payable from and after the Redemption Call Date. In addition, unless all the outstanding Debentures are to be redeemed, the Call Notice shall specify:

(a)	the distinguishing letters and numbers of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder);

(b)

in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or, if such Debentures are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Debentures so selected;

(c)	in the case of a Global Debenture, that the redemption will take place in such manner as may be agreed upon by the Depository, the Debenture Trustee and the Company; and

(d)	in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

In the event that all Debentures to be redeemed are registered Debentures, publication shall not be required.

4.4	Debentures Due on Redemption Call Dates

Notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price, together with accrued and unpaid interest to but excluding the Redemption Call Date (less any taxes required to be deducted or withheld), on the Redemption Call Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Call Date, if the moneys necessary to redeem such Debentures shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Debenture Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Debenture Trustee, acting reasonably, whose decision shall be final and binding upon all parties in interest.

4.5	Deposit of Redemption Moneys

Redemption of Debentures shall be provided for by the Company depositing with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the Redemption Call Date specified in such notice, such sums of money as may be sufficient to pay the Redemption Price of the Debentures so called for redemption, plus accrued and unpaid interest thereon to but excluding the Redemption Call Date, provided the Company may elect to satisfy this requirement by providing the Debenture Trustee with a certified cheque for such amounts required under this Section 4.5 or by providing the Debenture Trustee with such funds through electronic transfer of funds on the Business Day immediately prior to the Redemption Call Date. The Company shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses that may be incurred by the Debenture Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, the Debenture Trustee shall pay or cause to be paid, or issue or cause to be issued, to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal, premium (if any) and interest (if any) to which they are respectively entitled on redemption, less applicable withholding taxes, if any. If the money so transferred is insufficient to satisfy the Company’s obligations to the redeeming holders, or the fees and expenses of the Debenture Trustee relating to the redemption, the Debenture Trustee or the paying agent for the redemption shall notify the Company, and the Company shall deposit additional sums of money with the Debenture Trustee or any paying agent to the order of the Debenture Trustee. Any costs or losses resulting from a delay resulting from insufficient funds shall be borne by the Company. All payments to be made by the Debenture Trustee are subject to Section 13.10 hereunder.

4.6	Failure to Surrender Debentures Called for Redemption

In case the holder of any Debenture so called for redemption shall fail on or before the Redemption Call Date to surrender such holder’s Debenture, or shall not within such time accept payment of the redemption moneys payable or give such receipt therefor, if any, as the Debenture Trustee may require, such redemption moneys may be set aside in trust without interest, either in the deposit department of the Debenture Trustee or in a Canadian chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the moneys so paid and deposited upon surrender and delivery up of such holder’s Debenture of the Redemption Price, as the case may be, of such Debenture plus any accrued but unpaid interest thereon to but excluding the Redemption Call Date. In the event that any money required to be deposited hereunder with the Debenture Trustee or any depository or paying agent on account of Redemption Price, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of six years from the Redemption Call Date, then such monies, together with any accumulated interest thereon or any distribution paid thereon, shall at the end of such period be paid over or delivered over by the Debenture Trustee or such Depository or paying agent to the Company on its demand, and thereupon the Debenture Trustee shall not be responsible to Debentureholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Company shall have no rights in respect thereof except to obtain payment of the money due from the Company, subject to any limitation period provided by the laws of Ontario. Notwithstanding the foregoing, the Debenture Trustee will pay any remaining funds prior to the expiry of six years after the Redemption Call Date to the Company upon receipt from the Company, of an unconditional letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Company prior to the expiry of six years after the Redemption Call Date, and such funds or any portion thereof are claimed after the date of such payment of the remaining funds to the Company but prior to six years after the Redemption Call Date, then the Debenture Trustee shall immediately provide to the Company written notice of such claim and the Company shall promptly deposit with the Debenture Trustee funds in the amount necessary to satisfy such claim.

4.7	Cancellation of Debentures Redeemed

Subject to the provisions of Sections 4.2 and 4.8 as to Debentures redeemed or purchased in part, all Debentures redeemed and paid under this Article 4 shall forthwith be delivered to the Debenture Trustee and cancelled and no Debentures shall be issued in substitution therefor.

4.8	Purchase of Debentures by the Company

Unless otherwise specifically provided with respect to a particular series of Debentures, the Company or any of its Affiliates may at any time and from time to time, purchase Debentures in the market (which shall include purchases from or through an investment dealer or a firm holding membership on a Recognized Stock Exchange) or by tender or by private contract, at any price; provided that if an Event of Default has occurred and is continuing, the Company will not have the right to purchase the Debentures by private contract. All Debentures so purchased may, at the option of the Company, be delivered to the Debenture Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor.

If, upon an invitation for tenders, more Debentures than the Company is prepared to accept are tendered at the same lowest price, the Debentures to be purchased by the Company shall be selected by the Debenture Trustee on a pro rata basis or in such other manner consented to by the TSX which the Debenture Trustee considers appropriate, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Debenture Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only. The holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Debenture Trustee shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered or, with respect to a Global Debenture, the Debenture Trustee shall make notations on the Global Debenture of the principal amount thereof so purchased.

ARTICLE 5

INVESTOR PUT RIGHT

5.1	Applicability of Article

Each Debentureholder shall have the right, at its option, to require the Company to redeem, either in whole or in part before maturity, any Debentures issued hereunder of any series which by their terms are permitted to be redeemed (subject, however, to any applicable restriction on the redemption of Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Indenture, in the

Debentures, in a Certificate of the Company, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Company requesting the certification and delivery thereof.

5.2	Partial Redemption

Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is $100 or a multiple thereof. For this purpose, the Debenture Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption in part or for redemption in cash and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only or for cash only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, together with interest accrued to but excluding the Redemption Put Date, the Company shall execute and the Debenture Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a Global Debenture, the Debenture Trustee shall make notations on the Global Debenture of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 5 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

5.3	Notice of Redemption

Notice of redemption (the “Put Notice”) of any series of Debentures pursuant to this Article 5 shall be given to the Company in the manner provided in the terms of such series of Debentures, and the date fixed for redemption (the “Redemption Put Date”) will be set out in the applicable Put Notice. Every such notice shall specify the aggregate principal amount of Debentures held by such holder of Debentures to be redeemed by the Company, the Redemption Put Date and the Redemption Price. In addition, the Put Notice shall specify:

(a)	the distinguishing letters and numbers of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder);

(b)	in the case of a Global Debenture, that the redemption will take place in such manner as may be agreed upon by the Depository, the Debenture Trustee and the Company; and

(c)	in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

5.4	Debentures Due on Redemption Put Dates

Notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price, together with accrued and unpaid interest to but excluding the Redemption Put Date (less any taxes required to be deducted or withheld), on the Redemption Put Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Put Date, if the moneys necessary to redeem such Debentures shall have been deposited as provided in Section 5.5 and affidavits or other proof satisfactory to the Debenture Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Debenture Trustee, acting reasonably, whose decision shall be final and binding upon all parties in interest.

5.5	Deposit of Redemption Moneys

Redemption of Debentures shall be provided for by the Company depositing with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the Redemption Put Date specified in such notice, such sums of money as may be sufficient to pay the Redemption Price of the Debentures so called for redemption, plus accrued and unpaid interest thereon to but excluding the Redemption Put Date, provided the Company may elect to satisfy this requirement by providing the Debenture Trustee with a certified cheque for such amounts required under this Section 5.5 or by providing the Debenture Trustee with such funds through electronic transfer of funds (wire) on the Business Day immediately prior to the Redemption Put Date. The Company shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses that may be incurred by the Debenture Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, the Debenture Trustee shall pay or cause to be paid, or issue or cause to be issued, to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal, premium (if any) and interest (if any) to which they are respectively entitled on redemption, less applicable withholding taxes, if any. If the money so transferred is insufficient to satisfy the Company’s obligations to the redeeming holders, or the fees and expenses of the Debenture Trustee relating to the redemption, the Debenture Trustee or the paying agent for the redemption shall notify the Company, and the Company shall deposit additional sums of money with the Debenture Trustee or any paying agent to the order of the Debenture Trustee. All payments to be made by the Debenture Trustee are subject to Section 13.10 hereunder. Any costs or losses resulting from a delay resulting from insufficient funds shall be borne by the Company.

5.6	Failure to Surrender Debentures Called for Redemption

In case the holder of any Debenture so called for redemption shall fail on or before the Redemption Put Date to surrender such holder’s Debenture, or shall not within such time accept payment of the redemption moneys payable or give such receipt therefor, if any, as the Debenture Trustee may require, such redemption moneys may be set aside in trust without interest, either in the deposit department of the Debenture Trustee or in a Canadian chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the moneys so paid and deposited upon surrender and delivery up of such holder’s Debenture of the Redemption Price, as the case may be, of such Debenture plus any accrued but unpaid interest thereon to but excluding the Redemption Put Date. In the event that any money required to be deposited hereunder with the Debenture Trustee or any depository or paying agent on account of Redemption Price, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of six years from the Redemption Put Date, then such monies, together with any accumulated interest thereon or any distribution paid thereon, shall at the end of such period be paid over or delivered over by the Debenture Trustee or such Depository or paying agent to the Company on its demand, and thereupon the Debenture Trustee shall not be responsible to Debentureholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Company shall have no rights in respect thereof except to obtain payment of the money due from the Company, subject to any limitation period provided by the laws of Ontario. Notwithstanding the foregoing, the Debenture Trustee will pay any remaining funds prior to the expiry of six years after the Redemption Put Date to the Company upon receipt from the Company, of an unconditional letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Company prior to the expiry of six years after the Redemption Put Date, and such funds or any portion thereof are claimed after the date of such payment of the remaining funds to the Company but prior to six years after the Redemption Put Date, then the Debenture Trustee shall immediately provide to the Company written notice of such claim and the Company shall promptly deposit with the Debenture Trustee funds in the amount necessary to satisfy such claim.

5.7	Cancellation of Debentures Redeemed

Subject to the provisions of Sections 5.2 as to Debentures redeemed or purchased in part, all Debentures redeemed and paid under this Article 5 shall forthwith be delivered to the Debenture Trustee and cancelled and no Debentures shall be issued in substitution therefor.

ARTICLE 6

SUBORDINATION OF DEBENTURES

6.1	Subordination and Postponement

The indebtedness evidenced by the Debentures issued hereunder, whether on account of principal, interest or otherwise (collectively the “Debenture Liabilities”), shall, notwithstanding any other provision herein or in the Debentures, be subordinated and postponed and subject in right of payment, to the Payment in Full of the Senior Indebtedness (or as otherwise agreed by the Senior Creditors in respect of the Senior Indebtedness) and each holder of any such Debenture by his acceptance thereof agrees to and shall be bound by the provisions of this Article 6, provided that the Company may continue to make payments on account of interest on the Debentures as they come due unless and until the Debenture Trustee has received notice in writing from a holder of Senior Indebtedness that an event of default (as defined in, or under, any

Senior Indebtedness or any instrument evidencing the same) has occurred under the terms of such Senior Indebtedness and such event of default has not been cured or waived or unless otherwise prohibited by the terms of the Senior Indebtedness (or any instrument evidencing the same).

6.2	Order of Payment

In the event of any dissolution, winding-up, liquidation, bankruptcy, insolvency, receivership, creditor enforcement, reorganization or realization or other similar proceedings relating to the Company or any of its property or assets or any other marshalling of the assets and liabilities of the Company:

(a)

all Senior Indebtedness shall first be paid in full in cash (or as otherwise agreed by the Senior Creditors in respect of the Senior Indebtedness) before any payment or distribution of any kind of character, whether in cash, property or securities, is made on account of Debenture Liabilities; and

(b)

any payment or distribution of assets of the Company, whether in cash, property or securities, to which the holders of the Debentures or the Debenture Trustee on behalf of such holders would be entitled except for the provisions of this Article 6, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to pay all Senior Indebtedness in full in cash (or as otherwise agreed by the Senior Creditors in respect of the Senior Indebtedness) after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

6.3	Restricted Remedies

(a)

Subject to paragraph (b), Neither the Debenture Trustee nor the Debentureholders shall be entitled to demand or otherwise attempt to enforce in any manner, institute proceedings for the collection of, or institute any proceedings against the Company including, without limitation, by way of any bankruptcy, insolvency or similar proceedings or any proceeding for the appointment of a receiver, liquidator, trustee or other similar official (it being understood and agreed that the Debenture Trustee and/or the Debentureholders shall be permitted to take any steps necessary to preserve the claims of the Debentureholders in any such proceeding and any steps necessary to prevent the extinguishment or other termination of a claim or potential claim as a result of the expiry of a limitation period).

(b)

Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of the principal of and interest on the Debentures on or after their respective due dates or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder, provided that such rights shall be subject to the subordination provisions of this Article 6, other than paragraph (a) of this Section 6.3.

(c)

The Debenture Trustee agrees that it will not take any steps or proceedings to challenge the validity or enforceability of any of the Senior Security, or any other steps or proceedings whatsoever whereby the Senior Security or the priority or rights of the Senior Creditors shall or might be defeated or impaired. The Debenture Trustee shall not assert any right or claim, whether in law or equity, which might impair the validity and effectiveness of the Senior Security or the priority of the Senior Security. If at any time a receiver is appointed in respect of all or any portion of the property, assets and undertaking of any corporation, partnership or other entity subject to the Senior Security, either by private appointment by the Senior Creditor or by a court upon application of the Senior Creditor, the Debenture Trustee acknowledges and agrees that such receiver shall be entitled to the management, control and possession of such property, assets and undertaking.

6.4	Subrogation to Rights of Holders of Senior Indebtedness

Subject to the Payment in Full of the Senior Indebtedness, the Company agrees that, until the principal and interest of the Debentures have been paid in full, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments of cash or distributions of securities or assets of the Company to the extent of the application to the Senior Indebtedness of payments of cash or distributions of securities or assets which but for the provisions hereof would have been received by the holders of the Debentures and no such payments of cash or distributions to the holders of the Debentures of securities or assets which otherwise would be payable or distributable to the holders of the Senior Indebtedness, shall, as between the Company, its creditors (other than the holders of the Senior Indebtedness) and the holders of Debentures, be deemed to be a payment by the Company to the former holders of the Senior Indebtedness or on account of the repaid Senior Indebtedness.

The Debenture Trustee, for itself and on behalf of each of the Debentureholders, hereby waives any and all rights to require a Senior Creditor to pursue or exhaust any rights or remedies with respect to the Company, any guarantor or surety of the Senior Indebtedness, or any property and assets subject to the Senior Security or in any other manner to require the marshalling of property, assets or security in connection with the exercise by the Senior Creditors of any rights, remedies or recourses available to them.

6.5	Obligation to Pay Not Impaired

Nothing contained in this Article 6 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Debenture Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights under this Article 6 of the holders of Senior Indebtedness.

6.6	Payment on Debentures Permitted

Nothing contained in this Article 6 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Company to make, or prevent the Company from making, at any time except as prohibited by Section 6.1 or 6.2, any payment of principal of or interest on the Debentures. The fact that any such payment is prohibited by Section 6.1 or 6.2 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 6 or elsewhere in this Indenture, or in any of the Debentures, shall prevent the application by the Debenture Trustee of any moneys deposited with the Debenture Trustee hereunder for the purpose, to the payment of or on account of the Debenture Liabilities.

6.7	Confirmation of Subordination

Each holder of Debentures by his acceptance thereof authorizes and directs the Debenture Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination and postponement as provided in this Article 6 and appoints the Debenture Trustee his attorney for any and all such purposes. This power of attorney, being coupled with an interest and rights, shall be irrevocable. Upon request of the Company or a Senior Creditor or any representative of the Senior Creditors, and upon being furnished a Certificate of the Company or a certificate of a Senior Creditor or a representative of a Senior Creditor stating that one or more named persons are Senior Creditors and specifying the amount and nature of the Senior Indebtedness of such Senior Creditor, the Debenture Trustee shall enter into a written agreement or agreements with such Person and the person or persons named therein providing that such person or persons are entitled to all the rights and benefits of this Article 6 as a Senior Creditor. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness. However, nothing herein shall impair the rights of any Senior Creditor who has not entered into such an agreement.

6.8	Knowledge of Debenture Trustee

Notwithstanding the provisions of this Article 6 or any provision in this Indenture or in the Debentures contained, the Debenture Trustee will not be charged with knowledge of any Senior Indebtedness or of any default in the payment thereof or any other default or event of default, or of the existence of any other fact that would prohibit the making of any payment of moneys to or by the Debenture Trustee, or the taking of any other action by the Debenture Trustee, unless and until the Debenture Trustee has received written notice thereof from the Company, any Debentureholder, any Senior Creditor or a representative or trustee on behalf of any one or more Senior Creditors, and such notice to the Debenture Trustee shall be deemed to be notice to holders of the Debentures.

6.9	Debenture Trustee May Hold Senior Indebtedness

The Debenture Trustee is entitled to all the rights set forth in this Article 6 with respect to any Senior Indebtedness at the time held by it, if any, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture deprives the Debenture Trustee of any of its rights as such holder.

6.10	Rights of Holders of Senior Indebtedness Not Impaired

No right of any present or future holder of any Senior Indebtedness to enforce the subordination and postponement herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or any guarantor or surety of the Senior Indebtedness, or by any non-compliance by the Company, or any such guarantor or surety, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

6.11	Altering the Senior Indebtedness

The holders of the Senior Indebtedness have the right to increase, extend, renew, revise, restate, modify or amend the terms of the Senior Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Company, all without notice to or consent of the Debentureholders or the Debenture Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders or the Debenture Trustee.

6.12	Additional Indebtedness

This Indenture does not restrict the Company from incurring additional indebtedness for borrowed money (including Senior Indebtedness) or otherwise or mortgaging, pledging or charging its properties to secure any indebtedness.

6.13	Invalidated Payments

In the event that any of the Senior Indebtedness shall be paid in full and subsequently, for whatever reason, such formerly paid or satisfied Senior Indebtedness becomes unpaid or unsatisfied, the terms and conditions of this Article 6 shall be reinstated and the provisions of this Article shall again be operative until all Senior Indebtedness is repaid in full, provided that such reinstatement shall not give the Senior Creditors any rights or recourses against the Debenture Trustee or the Debentureholders for amounts paid to the Debentureholders subsequent to such payment or satisfaction in full and prior to such reinstatement.

6.14	Obligations Created by Article 6

The Company and the Debenture Trustee, solely in its capacity as trustee hereunder and not in its personal capacity agree, and each holder by its acceptance of a Debenture likewise agrees, that:

(a)

the provisions of this Article 6 are an inducement and consideration to each holder of Senior Indebtedness to give or continue credit to the Company, its Subsidiaries or others or to acquire Senior Indebtedness;

(b)

each holder of Senior Indebtedness may accept the benefit of this Article 6 on the terms and conditions set forth in this Article 6 by giving or continuing credit to the Company, its Subsidiaries or others or by acquiring Senior Indebtedness, in each case without notice to the Debenture Trustee and without establishing actual reliance on this Article 6; and

(c)

each obligation created by this Article 6 is created for the benefit of the holders of Senior Indebtedness and is hereby declared to be created in trust for those holders by the Company, the Debenture Trustee and each holder of a Debenture and shall be binding on the Company, the Debenture Trustee and each holder of a Debenture whether or not the confirmation described in Section 6.7 is requested, executed or delivered.

6.14	No Reliance by Third Parties

The provisions of this Article 6 are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand, and shall not enure to the benefit of any other person.

6.15	No Set-Off

Each of the Company and the Debenture Trustee agrees, and each holder of a Debenture, by his acceptance thereof, likewise agrees, that it shall have no rights of set-off or counterclaim with respect to the principal of, premium, if any, and interest on the Debentures at any time when any payment of, or in respect of, such amounts to the Debenture Trustee or the holder of a Debenture is prohibited by this Article 6 or is otherwise required to be paid to the holders of Senior Indebtedness or their representative or to the trustee under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear.

ARTICLE 7

COVENANTS OF THE COMPANY

The Company hereby covenants and agrees with the Debenture Trustee for the benefit of the Debenture Trustee and the Debentureholders, that so long as any Debentures remain outstanding:

7.1	To Pay Principal and Interest

The Company will duly and punctually pay or cause to be paid to every Debentureholder the principal of and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Debentures, subject to the provisions hereof.

7.2	To Pay Debenture Trustee’s Remuneration

The Company will pay the Debenture Trustee reasonable remuneration for its services as Debenture Trustee hereunder and will repay to the Debenture Trustee on demand all moneys which shall have been paid by the Debenture Trustee in connection with the execution of the trusts hereby created including the reasonable compensation for advisors not regularly in its employ, reasonable legal fees and expenses and all reasonable costs incurred by the Debenture Trustee in complying with any laws applicable to it as a result of its duties hereunder and until all duties of the Debenture Trustee hereunder have been fully and finally performed, with interest at a rate per annum equal to the then current rate of interest charged by the Debenture Trustee to its corporate customers from 30 days after the issuance of the invoice from the Debenture Trustee to the Company until repayment and such moneys including the Debenture Trustee’s remuneration, shall be payable out of any funds coming into the possession of the Debenture Trustee in priority to any of the Debentures or interest thereon. Such remuneration shall continue to be payable following termination of this Indenture, the resignation or removal of the Debenture Trustee or until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

7.3	To Give Notice of Default

The Company shall notify the Debenture Trustee in writing immediately upon obtaining knowledge of any Event of Default hereunder.

7.4	Preservation of Existence, etc.

Subject to the express provisions hereof, the Company will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a proper, efficient and business-like manner and in accordance with good business practices; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its and its Subsidiaries’ respective existences and rights, except that the Company may undertake internal reorganizations of it and/or its Subsidiaries from time to time.

7.5	Keeping of Books

The Company will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with IFRS.

7.6	No Distributions on Common Shares if Event of Default

The Company shall not declare or make any distribution to Shareholders after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist. In addition, the Company shall not declare any distribution to Shareholders if at the time the Directors of the Company or a committee thereof resolves to make the said declaration, the Company has actual knowledge that the paying of said distribution on the applicable distribution payment date will result in an Event of Default.

7.7	Performance of Covenants by Debenture Trustee

If the Company shall fail to perform any of its covenants contained in this Indenture, the Debenture Trustee may notify the Debentureholders of such failure on the part of the Company or may itself perform any of the covenants capable of being performed by it, but (subject to Sections 8.2 and 13.3) shall be under no obligation to do so or to notify the Debentureholders.

All sums so expended or advanced by the Debenture Trustee shall be repayable as provided in Section 7.2. No such performance, expenditure or advance by the Debenture Trustee shall be deemed to relieve the Company of any default hereunder or from its continuing indebtedness.

ARTICLE 8

DEFAULT

8.1	Events of Default

Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

(a)	failure to pay principal or premium, if any, on the Debentures when due whether at maturity, upon redemption, by declaration or otherwise and the continuance of such default for 30 days;

(b)

if a decree or order of a Court having jurisdiction is entered adjudging the Company a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Company, or appointing a receiver of, or of any substantial part of, the property of the Company or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;

(c)

if the Company institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Company or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

(d)

if a resolution is passed for the winding-up or liquidation of the Company except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 10.1 are duly observed and performed; or

(e)

if, after the date of this Indenture, any proceedings with respect to the Company are taken with respect to a compromise or arrangement, with respect to creditors of the Company generally, under the applicable legislation of any jurisdiction and such proceeding, if instituted against the Company is not contested diligently, in good faith and on a timely basis and vacated, dismissed, withdrawn or stayed within 60 days of its commencement or issuance;

in each and every such event the Debenture Trustee may, in its discretion, and shall, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, subject to the provisions of Section 8.3, by notice in writing to the Company declare the principal of, premium, if any, and interest on all Debentures then outstanding and all other moneys outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Debenture Trustee, and the Company shall forthwith pay to the Debenture Trustee for the benefit of the Debentureholders such principal, accrued and unpaid interest and interest on amounts in default on such Debenture (and, where such a declaration is based upon a voluntary winding-up or liquidation of the Company, the premium, if any, on the Debentures then outstanding which would have been payable upon the redemption thereof by the Company on the date of such declaration) and all other moneys outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal, interest and such other moneys from the date of such declaration until payment is received by the Debenture Trustee, such subsequent interest to be payable at the times and places and in the moneys mentioned in and according to the tenor of the Debentures. Such payment when made shall be deemed to have been made in discharge of the Company’s obligations hereunder and any moneys so received by the Debenture Trustee shall be applied in the manner provided in Section 8.6. For greater certainty, for the purposes of this Section 8.1, a series of Debentures shall be in default in respect of an Event of Default if such Event of Default relates to a default in the payment of principal, premium, if any, or interest on the Debentures of such series in which case references to Debentures in this Section 8.1 refer to Debentures of that particular series. For purposes of this Article 8, where the Event of Default refers to an Event of Default with respect to a particular series of Debentures as described in this Section 8.1, then this Article 8 shall apply mutatis mutandis to the Debentures of such series and references in this Article 8 to the Debentures shall mean Debentures of the particular series and references to the Debentureholders shall refer to the Debentureholders of the particular series, as applicable.

8.2	Notice of Events of Default

If an Event of Default shall occur and be continuing the Debenture Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 12.1, provided that notwithstanding the foregoing, unless the Debenture Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Debentures then outstanding, the Debenture Trustee shall not be required to give such notice if the Debenture Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Company in writing.

When notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Debenture Trustee to the Debenture holders within 15 days after the Debenture Trustee becomes aware the Event of Default has been cured.

8.3	Waiver of Default

Upon the happening of any Event of Default hereunder:

(a)

the holders of the Debentures shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of a 66 2/3% of the principal amount of Debentures then outstanding or by Extraordinary Resolution of Debentureholders at a meeting held in accordance with Article 11 hereof, to instruct the Debenture Trustee to waive any Event of Default and to cancel any declaration made by the Debenture Trustee pursuant to Section 8.1 and the Debenture Trustee shall thereupon waive the Event of Default and cancel such declaration upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the non-observance or non-performance by the Company of any covenant applicable only to one or more series of Debentures, then the holders of at least 66 2/3 % of the principal amount of the outstanding Debentures of that series shall be entitled to exercise the foregoing power and the Debenture Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures; and

(b)

the Debenture Trustee, so long as it has not become bound to declare the principal and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Debenture Trustee’s opinion, based on the advice of counsel, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Debenture Trustee in the exercise of its discretion, upon such terms and conditions as the Debenture Trustee may deem advisable.

No such act or omission either of the Debenture Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

8.4	Enforcement by the Debenture Trustee

Subject to the provisions of Section 8.3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders, if the Company shall fail to pay to the Debenture Trustee, forthwith after the same shall have been declared to be due and payable under Section 8.1, the principal of and premium on, if any, all Debentures then outstanding, together with any other amounts due hereunder, the Debenture Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and premium (if any) on any the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Debenture Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Debenture Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Debenture Trustee shall deem expedient.

The Debenture Trustee shall be entitled and empowered, either in its own name or as Debenture Trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Debenture Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Company or its creditors or relative to or affecting its property. The Debenture Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Debenture Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Debenture Trustee, in order to have the respective claims of the Debenture Trustee and of the holders of the Debentures against the Company or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 8.3, nothing contained in this Indenture shall be deemed to give to the Debenture Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

The Debenture Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

All rights of action hereunder may be enforced by the Debenture Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Debenture Trustee shall be brought in the name of the Debenture Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Debenture Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Debenture Trustee shall be a party) the Debenture Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

8.5	No Suits by Debentureholders

No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Debenture Trustee written notice of a continuing Event of Default hereunder; and (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Debentures then outstanding shall have made a request to the Debenture Trustee and the Debenture Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Debentureholders or any of them shall have furnished to the Debenture Trustee, when so requested by the Debenture Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Debenture Trustee shall have failed to act within 30 days after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Debenture Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures.

8.6	Application of Moneys by Debenture Trustee

(a)

Except as herein otherwise expressly provided, any moneys received by the Debenture Trustee from the Company pursuant to the foregoing provisions of this Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Company, shall be applied, together with any other moneys in the hands of the Debenture Trustee available for such purpose, as follows:

(i)

first, in payment or in reimbursement to the Debenture Trustee of its compensation, costs, charges, expenses, borrowing, advances or other moneys furnished or provided by or at the instance of the Debenture Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(ii)

second, but subject as hereinafter in this Section 8.6 provided, in payment, rateably and proportionately to (and in the case of applicable withholding taxes, if any, on behalf of) the holders of Debentures, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution;

(iii)	third, in payment of the surplus, if any, of such moneys to the Company or its assigns; and

provided, however, that no payment shall be made pursuant to clause (ii) above in respect of the principal, premium or interest on any Debenture held, directly or indirectly, by or for the benefit of the Company or any Subsidiary (other than any Debenture pledged for value and in good faith to a person other than the Company or any Subsidiary but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Debentures which are not so held.

(b)

The Debenture Trustee shall not be bound to apply or make any partial or interim payment of any moneys coming into its hands if the amount so received by it, after reserving thereout such amount as the Debenture Trustee may think necessary to provide for the payments mentioned in Section 8.6(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 13.9 until the money or the investments representing the same, with the income derived therefrom, together with any other moneys for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

8.7	Notice of Payment by Debenture Trustee

Not less than 15 days’ notice shall be given in the manner provided in Section 12.2 by the Debenture Trustee to the Debentureholders of any payment to be made under this Article 8. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal moneys, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

8.8	Debenture Trustee May Demand Production of Debentures

The Debenture Trustee shall have the right to demand production of the Debentures in respect of which any payment of principal, interest or premium required by this Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment.

8.9	Remedies Cumulative

No remedy herein conferred upon or reserved to the Debenture Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

8.10	Judgment Against the Company

The Company covenants and agrees with the Debenture Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Debenture Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other moneys owing hereunder.

8.11	Immunity of Debenture Trustee and Others

The Debentureholders and the Debenture Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future Director or Shareholder of the Company or of any successor for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Company herein or in the Debentures contained.

ARTICLE 9

SATISFACTION AND DISCHARGE

9.1	Cancellation and Destruction

All Debentures shall forthwith after payment thereof be delivered to the Debenture Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Debenture Trustee and, if required by the Company, the Debenture Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.

9.2	Non-Presentation of Debentures

In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Debenture Trustee may require:

(a)	the Company shall be entitled to pay or deliver to the Debenture Trustee and direct it to set aside; or

(b)	in respect of moneys in the hands of the Debenture Trustee which may or should be applied to the payment of the Debentures, the Company shall be entitled to direct the Debenture Trustee to set aside;

the principal, premium (if any) or the interest, as the case may be, in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such moneys have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the moneys (less applicable withholding taxes, if any), so set aside by the Debenture Trustee upon due presentation and surrender thereof.

9.3	Discharge

The Debenture Trustee shall at the written request of the Company release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Company from its covenants herein contained (other than the provisions relating to the indemnification of the Debenture Trustee), upon proof being given to the reasonable satisfaction of the Debenture Trustee that the principal and premium (if any) of and interest (including interest on amounts in default, if any), on all the Debentures and all other moneys payable hereunder have been paid or satisfied or that all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other moneys payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

9.4	Repayment of Unclaimed Monies

Subject to applicable law, any monies set aside under Section 9.2 and not claimed by and paid to holders of Debentures as provided in Section 9.2 within six years after the date of such setting aside shall be repaid and delivered to the Company by the Debenture Trustee and thereupon the Debenture Trustee shall be released from all further liability with respect to such monies and thereafter the holders of the Debentures in respect of which such monies were so repaid to the Company shall have no rights in respect thereof except to obtain payment and delivery of the monies from the Company subject to any limitation provided by the laws of the Province of Ontario. Notwithstanding the foregoing, the Debenture Trustee will pay any remaining funds prior to the expiry of six years after the setting aside described in Section 9.2 to the Company upon receipt from the Company, or one of its Subsidiaries (on behalf of the Company), of an uncontested letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Company prior to the expiry of six years after such setting aside, and such funds or any portion thereof are claimed after the date of such payment of the remaining funds to the Company but prior to six years after such setting aside, then the Debenture Trustee shall immediately provide to the Company written notice of such claim and the Company shall promptly deposit with the Debenture Trustee funds in the amount necessary to satisfy such claim.

9.5	Satisfaction

(a)

The Company shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures of any series and the Debenture Trustee, at the expense of the Company, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures or of the outstanding Debentures of any series, as applicable, either:

(i)

the Company has deposited or caused to be deposited with the Debenture Trustee as trust funds or property in trust for the purpose of making payment on such Debentures, an amount in money sufficient to pay, satisfy and discharge the entire amount of principal, premium, if any, and interest, if any, to maturity or any repayment date, Redemption Call Dates or Redemption Put Dates, as the case may be, of such Debentures; or

(ii)	the Company has deposited or caused to be deposited with the Debenture Trustee as trust property in trust for the purpose of making payment on such Debentures:

(A)

if the Debentures are issued in Canadian dollars, such amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada; or

(B)

if the Debentures are issued in a currency or currency unit other than Canadian dollars, cash in the currency or currency unit in which the Debentures are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency or currency unit in which the Debentures are payable;

as will, together with the income to accrue thereon and reinvestment thereof, be sufficient to pay and discharge the entire amount of principal and accrued and unpaid interest to maturity or any repayment date, as the case may be, of all such Debentures; or

(iii)

all Debentures authenticated and delivered (other than (A) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9, and (B) Debentures for whose payment has been deposited in trust and thereafter repaid to the Company as provided in Section 9.4) have been delivered to the Debenture Trustee for cancellation;

and in either event:

(iv)

the Company has paid, caused to be paid or made provisions to the satisfaction of the Debenture Trustee for the payment of all other sums payable with respect to all of such Debentures (together with all applicable expenses of the Debenture Trustee in connection with the payment of such Debentures);

(v)

in respect of (i) and (ii) above, the Company has delivered to the Debenture Trustee an opinion of Counsel reasonably acceptable to the Debenture Trustee and qualified to practice in Canada to the effect that holders of outstanding Debentures that are resident in Canada for purposes of the Tax Act will not recognize income, gain or loss for Canadian federal income tax purposes as a result of this Section 9.5(a)(v) and will only be subject to Canadian federal income taxes on the same amounts, in the same manner and at the same times as would have been the case if this Section 9.5(a)(v) had not applied; and

(vi)

the Company has delivered to the Debenture Trustee a Certificate of the Company stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.

Any deposits with the Debenture Trustee referred to in this Section 9.5 shall be irrevocable, subject to Section 9.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Debenture Trustee and which provides for the due and punctual payment of the principal of, and interest and premium, if any, on the Debentures being satisfied.

(b)

Upon the satisfaction of the conditions set forth in this Section 9.5 with respect to all the outstanding Debentures, or all the outstanding Debentures of any series, as applicable, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2, Article 4, Article 5, Article 6, Section 8.4 and the provisions of Article 1 pertaining to the foregoing provisions) shall no longer be binding upon or applicable to the Company.

(c)

Any funds or obligations deposited with the Debenture Trustee pursuant to this Section 9.5 shall be denominated in the currency or denomination of the Debentures in respect of which such deposit is made.

(d)

If the Debenture Trustee is unable to apply any money or securities in accordance with this Section 9.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the affected Debentures shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 9.5 until such time as the Debenture Trustee is permitted to apply all such money or securities in accordance with this Section 9.5, provided that if the Company has made any payment in respect of principal, premium or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money or securities held by the Debenture Trustee.

9.6	Continuance of Rights, Duties and Obligations

(a)

Where trust funds or trust property have been deposited pursuant to Section 9.5 (the “Defeased Debentures”), the holders of Debentures and the Company shall continue to have and be subject to their respective rights, duties and obligations under Article 2, Article 4, Article 5 and Article 6 and the provisions of Article 1 pertaining to the foregoing.

(b)

In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5, the Company is required to redeem any outstanding Debentures, the Company shall be entitled to use any trust money or trust property deposited with the Debenture Trustee pursuant to Section 9.5 for the purpose of paying to any holders of Defeased Debentures who have tendered such Debentures for redemption the redemption price payable to such holders in respect of such redemption. Upon receipt of a Written Direction from the Company, the

Debenture Trustee shall be entitled to pay to such holder from such trust money or trust property deposited with the Debenture Trustee pursuant to Section 9.5 in respect of the Defeased Debentures the amount which is applicable to the Defeased Debentures held by such holders who have redeemed any such Debentures.

ARTICLE 10

SUCCESSORS

10.1	Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.

The Company shall not enter into any transaction or series of transactions whereby all or substantially all of its undertaking, property or assets would become the property of any other Person (herein called a “Successor”) whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, unless:

(a)

prior to or contemporaneously with the consummation of such transaction the Company and the Successor shall have executed such instruments and done such things as, in the opinion of Counsel, are necessary or advisable to establish that upon the consummation of such transaction:

(i)	the Successor will have assumed all the covenants and obligations of the Company under this Indenture in respect of the Debentures;

(ii)	the Debentures will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of Debentureholders under this Indenture; and

(iii)	in the case of an entity organized otherwise than under the laws of the Province of Ontario, shall attorn to the jurisdiction of the courts of the Province of Ontario;

(b)

such transaction, in the opinion of Counsel, shall be on such terms as to substantially preserve and not impair any of the rights and powers of the Debenture Trustee or of the Debentureholders hereunder; and

(c)

no condition or event shall exist as to the Company (at the time of such transaction) or the Successor (immediately after such transaction) and after giving full effect thereto or immediately after the Successor shall become liable to pay the principal moneys, premium, if any, interest and other moneys due or which may become due hereunder, which constitutes or would constitute an Event of Default hereunder.

10.2	Vesting of Powers in Successor

Whenever the conditions of Section 10.1 shall have been duly observed and performed, any Successor formed by or resulting from such transaction shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as though the Successor had been named as the Company herein and thereafter, except in the case of a lease or other similar disposition of property to the Successor, the Company shall be relieved of all obligations and covenants under this Indenture and the Debentures forthwith upon the Company delivering to the Debenture Trustee an opinion of Counsel to the effect that the transaction shall not result in any material adverse tax consequences to the Company or the Successor. The Debenture Trustee will, at the expense of the Successor, execute any documents which it may be advised by Counsel are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 11

MEETINGS OF DEBENTUREHOLDERS

11.1	Right to Convene Meeting

The Debenture Trustee or the Company may at any time and from time to time, and the Debenture Trustee shall, on receipt of a written request of the Company or a written request signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Company or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Debenture Trustee failing, within 30 days after receipt of any such request and such funding of indemnity, to give notice convening a meeting, the Company or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto or at such other place as may be approved or determined by the Debenture Trustee.

11.2	Notice of Meetings

(a)

At least 21 days’ notice of any meeting shall be given to the Debentureholders in the manner provided in Section 12.2 and a copy of such notice shall be sent by post to the Debenture Trustee, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

(b)

If the business to be transacted at any meeting by Extraordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 11.5, especially affects the rights of holders of Debentures of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Debentures of any other series are affected (determined as provided in Sections 11.2(c) and (d)), then:

(i)

a reference to such fact, indicating each series of Debentures so especially affected (hereinafter referred to as the “especially affected series”) shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a “Serial Meeting”; and

(ii)

the holders of Debentures of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 11.5 unless in addition to compliance with the other provisions of this Article 11:

(A)

at such Serial Meeting: (I) there are Debentureholders present in person or by proxy and representing at least 25% in principal amount of the Debentures then outstanding of such series, subject to the provisions of this Article 11 as to quorum at adjourned meetings; and (II) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66 2⁄3%) of the principal amount of the Debentures of such series then outstanding voted on the resolution; or

(B)

in the case of action taken or power exercised by instrument in writing under Section 11.15, such instrument is signed in one or more counterparts by the holders of not less than 66 2⁄3% in principal amount of the Debentures of such series then outstanding.

(c)

Subject to Section 11.2(d), the determination as to whether any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 11.15, especially affects the rights of the Debentureholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debentureholders of any other series (and is therefore an especially affected series) shall be determined by an opinion of Counsel, which shall be binding on all Debentureholders, the Debenture Trustee and the Company for all purposes hereof.

(d)	A proposal:

(i)	to extend the maturity of Debentures of any particular series or to reduce the principal amount thereof, the rate of interest or redemption premium thereon;

(ii)	to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding; or

(iii)	to reduce with respect to Debentureholders of any particular series any percentage stated in this Section 11.2 or Sections 11.4, 11.12 and 11.15;

shall be deemed to especially affect the rights of the Debentureholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debentures of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series.

11.3	Chairman

Some person, who need not be a Debentureholder, nominated in writing by the Debenture Trustee shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in person or by proxy shall choose some person present to be chairman.

11.4	Quorum

Subject to the provisions of Section 11.12, at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures and, if the meeting is a Serial Meeting, at least 25% of the Debentures then outstanding of each especially affected series. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place, to the extent possible, and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in person or by proxy shall, subject to the provisions of Section 11.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures or of the Debentures then outstanding of each especially affected series. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

11.5	Power to Adjourn

The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6	Show of Hands

Every question submitted to a meeting shall, subject to Section 11.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him.

11.7	Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures and of each especially affected series, if applicable, represented at the meeting and voted on the poll.

11.8	Voting

(a)

On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $100 principal amount of Debentures of which he shall then be the holder. In the case of any Debenture denominated in a currency or currency unit other than Canadian dollars, the principal amount thereof for these purposes shall be computed by the Company in Canadian dollars on the basis of the conversion of the principal amount thereof at the applicable spot buying rate of exchange for such other currency or currency unit as reported by the Bank of Canada at the close of business on the Business Day next preceding the meeting. Any fractional amounts resulting from such conversion shall be rounded to the nearest $100. A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

(b)

In the case of a Global Debenture, the Depositary may appoint or cause to be appointed a Person or Persons as proxies and shall designate the number of votes entitled to each such Person, and each such Person shall be entitled to be present at any meeting of Debentureholders and shall be the Persons entitled to vote at such meeting in accordance with the number of votes set out in the Depositary’s designation.

11.9	Proxies

A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative. The Company (in case it convenes the meeting) or the Debenture Trustee (in any other case) for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)

the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Debentureholder;

(b)

the deposit of instruments appointing proxies at such place as the Debenture Trustee, the Company or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)

the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed or sent by other electronic means before the meeting to the Company or to the Debenture Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

11.10	Persons Entitled to Attend Meetings

The Company and the Debenture Trustee, by their respective officers, directors and employees, the Auditors of the Company and the legal advisers of the Company, the Debenture Trustee or any Debentureholder may attend any meeting of the Debentureholders, but shall have no vote as such.

11.11	Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution:

(a)

power to authorize the Debenture Trustee to grant extensions of time for payment of any principal, premium or interest on the Debentures, whether or not the principal, premium, or interest, the payment of which is extended, is at the time due or overdue;

(b)

power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Debenture Trustee against the Company, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise, subject to the written consent of the Debenture Trustee;

(c)

power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Company and to authorize the Debenture Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d)

power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Company or for the consolidation, amalgamation or merger of the Company with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Company or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 10.1 shall have been complied with;

(e)

power to direct or authorize the Debenture Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f)

power to waive, and direct the Debenture Trustee to waive, any default hereunder and/or cancel any declaration made by the Debenture Trustee pursuant to Section 8.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g)

power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

(h)

power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(i)

power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any Common Shares or other securities of the Company;

(j)

power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Debenture Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)

power to remove the Debenture Trustee from office and to appoint a new Debenture Trustee or Debenture Trustees provided that no such removal shall be effective unless and until a new Debenture Trustee or Debenture Trustees shall have become bound by this Indenture; and

(l)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to Section 11.11(j).

Notwithstanding the foregoing provisions of this Section 11.11, none of such provisions shall in any manner allow or permit any amendment, modification, abrogation or addition to the provisions of Article 6 which could reasonably be expected to detrimentally affect the rights, remedies or recourse of the priority of the Senior Creditors.

11.12	Meaning of “Extraordinary Resolution”

(a)

The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2⁄3% of the principal amount of the Debentures, and if the meeting is a Serial Meeting by the affirmative vote of the holders of not less than 66 2⁄3% of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll on such resolution.

(b)

If, at any such meeting, the holders of not less than 25% of the principal amount of the Debentures then outstanding and, if the meeting is a Serial Meeting, 25% of the principal amount of the Debentures then outstanding of each especially affected series, in each case are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 12.2. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66 2⁄3% of the principal amount of the Debentures and, if the meeting is a Serial Meeting, by the affirmative vote of the holders of not less than 66 2⁄3% of the principal amount of the Debentures of each especially affected series, in each case present or represented by proxy at the meeting voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are not present in person or by proxy at such adjourned meeting.

(c)	Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

11.13	Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

11.14	Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Debenture Trustee at the expense of the Company, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

11.15	Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66 2⁄3% of the principal amount of all the outstanding Debentures and, if the meeting at which such actions might be taken would be a Serial Meeting, by the holders of 66 2⁄3% of the principal amount of the Debentures then outstanding of each especially affected series, by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

11.16	Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 11.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Debenture Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

11.17	Evidence of Rights Of Debentureholders

(a)

Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.

(b)	The Debenture Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

11.18	Concerning Serial Meetings

If in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 11.15, does not adversely affect the rights of the holders of Debentures of one or more series, the provisions of this Article 11 shall apply as if the Debentures of such series were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series are outstanding shall be deemed not to adversely affect the rights of the holders of Debentures of any other series.

ARTICLE 12

NOTICES

12.1	Notice to Company

Any notice to the Company under the provisions of this Indenture shall be valid and effective if delivered to the Company at: Constellation Software Inc., 20 Adelaide Street East, Suite 1200, Toronto, Ontario, M5C 2T6, facsimile (416) 861-2279 and a copy delivered to McCarthy Tétrault LLP, Suite 5300, TD Bank Tower, Box 48, 66 Wellington Street West, Toronto ON M5K 1E6 Attention: Wendi Locke, facsimile (416)868-0673, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the delivery thereof. The Company may from time to time notify the Debenture Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Company for the purposes of this Indenture.

12.2	Notice to Debentureholders

All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the Company to give or mail any notice due to anything beyond the reasonable control of the Company shall not invalidate any action or proceeding founded thereon.

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Company shall give such notice by publication at least once in the City of Toronto, Ontario, such publication to be made in a daily newspaper of general circulation in the designated city.

Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any persons interested in such Debenture.

12.3	Notice to Debenture Trustee

Any notice to the Debenture Trustee under the provisions of this Indenture shall be valid and effective if delivered to the Debenture Trustee at its principal office in the City of Toronto, Computershare Trust Company of Canada, 100 University Avenue, 11th Floor, North Tower, Toronto, Ontario M5J 2Y1, Attention: General Manager, Corporate Trust or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof. The Debenture Trustee may from time to time notify the Company in writing of a change of address which thereafter, until by like notice shall be the address of the Debenture Trustee to receive notices from the Company.

12.4	Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Debenture Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 12.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 12.3.

ARTICLE 13

CONCERNING THE DEBENTURE TRUSTEE

13.1	No Conflict of Interest

The Debenture Trustee represents to the Company that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Debenture Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 13.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Debentures issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Debenture Trustee shall, within 90 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 13.2.

13.2	Replacement of Debenture Trustee

The Debenture Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Company 60 days’ notice in writing or such shorter notice as the Company may accept as sufficient. In the event of the Debenture Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Debenture Trustee unless a new Debenture Trustee has already been appointed by the Debentureholders. Failing such appointment by the Company, the retiring Debenture Trustee or any Debentureholder may apply to a Judge of the Ontario Superior Court of Justice in the judicial district of Toronto, at the Company’s expense, on such notice as such Judge may direct, for the appointment of a new Debenture Trustee but any new Debenture Trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Debentureholders and the appointment of such new Debenture Trustee shall be effective only upon such new Debenture Trustee becoming bound by this Indenture. Any new Debenture Trustee appointed under any provision of this Section 13.2 shall be a corporation authorized to carry on the business of a trust company in all of the Provinces and Territories of Canada. On any new appointment the new Debenture Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Debenture Trustee.

Any company into which the Debenture Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation,

sale or amalgamation to which the Debenture Trustee shall be a party, or any company succeeding to the corporate trust business of the Debenture Trustee shall be the successor trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Debenture Trustee or of the Company, the Debenture Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Debenture Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Debenture Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Debenture Trustee to the successor Debenture Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Company be required by any new Debenture Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Debenture Trustee, be made, executed, acknowledged and delivered by the Company.

13.3	Duties of Debenture Trustee

In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Debenture Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

13.4	Reliance Upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Debenture Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Debenture Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Debenture Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 13.5, if applicable, and with any other applicable requirements of this Indenture. The Debenture Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Debenture Trustee may rely on an opinion of Counsel satisfactory to the Debenture Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Company.

13.5	Evidence and Authority to Debenture Trustee, Opinions, etc.

The Company shall furnish to the Debenture Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Company or the Debenture Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Debenture Trustee at the request of or on the application of the Company, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Debenture Trustee in accordance with the terms of this Section 13.5, or (b) the Debenture Trustee, in the exercise of its rights and duties under this Indenture, gives the Company written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of:

(a)	a Certificate of the Company, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)

in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c)

in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Company whom the Debenture Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

Whenever such evidence relates to a matter other than the certificates and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Company it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in the Indenture shall include (a) a statement by the person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.

The Company shall furnish to the Debenture Trustee annually and at any time if the Debenture Trustee reasonably so requires, a Certificate of the Company with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Company shall, whenever the Debenture Trustee so requires, furnish the Debenture Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Debenture Trustee as to any action or step required or permitted to be taken by the Company or as a result of any obligation imposed by this Indenture.

13.6	Debenture Trustee May Rely on Certificate of the Company

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Debenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Debenture Trustee, if acting in good faith, may rely upon a Certificate of the Company.

13.7	Experts, Advisers and Agents

The Debenture Trustee may:

(a)

employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Debenture Trustee or by the Company, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid, payable by the Company in accordance with Section 13.19(a); and

(b)

employ such agents, experts and other assistants as it may reasonably require for the proper determination and discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Debenture Trustee may, but need not be, solicitors for the Company. The Debenture Trustee shall not be liable for the acts of any such agent, expert or assistants provided that the Debenture Trustee has satisfied its standard of care in Section 13.3 hereof in selecting such agents, experts or assistants.

13.8	Debenture Trustee May Deal in Debentures

Subject to Sections 13.1 and 13.3, the Debenture Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.

13.9	Investment of Moneys Held by Debenture Trustee

Upon receipt of a written direction from the Company, the Debenture Trustee shall invest the funds in its name in accordance with such direction. Any direction from the Company to the Debenture Trustee shall be in writing and shall be provided to the Debenture Trustee no later than 9:00 a.m. (Toronto time) on the day on which the investment is to be made. Any such direction received by the Debenture Trustee after 9:00 a.m. (Toronto time) or received on a non-Business Day, shall be deemed to have been given prior to 9:00 a.m. (Toronto time) the next Business Day. For the purpose of this Section, “Business Day” shall not include any day on which banks are not open for business in Toronto, Ontario. For the purpose hereof, “Authorized Investments” means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province of Canada or a Canadian chartered bank (which may include an Affiliate or related party of the Debenture Trustee) provided that such obligation is rated at least “R1 (middle)” by DBRS Limited or an equivalent rating by an equivalent rating service.

In the event that the Debenture Trustee does not receive a direction or only a partial direction, the Debenture Trustee may hold cash balances constituting part or all of the funds and may, but need not deposit such balances in an account at a Schedule I Canadian chartered bank or an Affiliate thereof. The Debenture Trustee shall not be liable to account for any profit to any parties to this Indenture or to any other person or entity.

The Debenture Trustee shall not be held liable for any losses incurred in the investment of any funds in Authorized Investments.

13.10	Debenture Trustee will Disburse Only Monies Deposited

The Debenture Trustee will disburse monies according to this Indenture only to the extent that monies have been deposited with it.

13.11	Third Party Interests

The Company hereby represents to the Debenture Trustee that any account to be opened by, or interest to be held by, the Debenture Trustee in connection with this Indenture, for or to the credit of the Company, either:

(a)	is not intended to be used by or on behalf of any third party; or

(b)

is intended to be used by or on behalf of a third party, in which case such third party hereto agrees to complete and execute forthwith a declaration in the Debenture Trustee’s prescribed form as to the particulars of such third party.

13.12	Debenture Trustee Not Ordinarily Bound

Except as provided in Section 8.2 and as otherwise specifically provided herein, the Debenture Trustee shall not, subject to Section 13.3, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Company of any of the obligations herein imposed upon the Company or of the covenants on the part of the Company herein contained, nor in any way to supervise or interfere with the conduct of the Company’s business, unless the Debenture Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 11, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

13.13	Debenture Trustee Not Required to Give Security

The Debenture Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

13.14	Debenture Trustee Not Bound to Act on Company’s Request

Except as in this Indenture otherwise specifically provided, the Debenture Trustee shall not be bound to act in accordance with any direction or request of the Company or of the Directors until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Debenture Trustee, and the Debenture Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Debenture Trustee to be genuine.

13.15	Debenture Trustee Not Bound to Act

The Debenture Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Debenture Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Debenture Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 30 days’ written notice to the Company, notwithstanding the provisions of Section 13.2 of this Indenture, provided that:

(a)	the Debenture Trustee’s written notice shall describe the circumstances of such non-compliance; and

(b)	if such circumstances are rectified to the Debenture Trustee’s satisfaction within such 30 day period, then such resignation shall not be effective.

13.16	Debenture Trustee Protected in Acting

The Debenture Trustee may act and rely, and shall be protected in acting and relying absolutely, upon any resolution, Certificate of the Company, statement, instrument, opinion, report, notice, request, consent, order, letter, facsimile transmission or other paper document believed in good faith by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties. The Debenture Trustee shall be protected in acting and relying upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration, affidavit or other paper or document furnished to it, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be.

13.17	Conditions Precedent to Debenture Trustee’s Obligations to Act Hereunder

The obligation of the Debenture Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Debenture Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing when required by notice in writing by the Debenture Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Debenture Trustee to protect and hold harmless the Debenture Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. The Debenture Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Debenture Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Debenture Trustee and in the absence of any such notice the Debenture Trustee may for all purposes of the Indenture conclusively assume that no default has been made in the observance or performance of any of the representation, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given the Debenture Trustee to determine whether or not the Debenture Trustee shall take action with respect to any default.

None of the provisions contained in this Indenture shall require the Debenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

The Debenture Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Debenture Trustee the Debentures held by them for which Debentures the Debenture Trustee shall issue receipts.

13.18	Authority to Carry on Business

The Debenture Trustee represents to the Company that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the Provinces and Territories of Canada but if, notwithstanding the provisions of this Section 13.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Debenture Trustee shall, within 90 days after ceasing to be authorized to carry on the business of trust company in each of the Provinces and Territories of Canada, either become so authorized or resign in the manner and with the effect specified in Section 13.2.

13.19	Compensation and Indemnity

(a)

The Company shall pay to the Debenture Trustee from time to time compensation for its services hereunder as agreed separately by the Company and the Debenture Trustee, and shall pay or reimburse the Debenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Debenture Trustee in the administration or execution of its duties under this

Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Debenture Trustee under this Indenture shall be finally and fully performed. The Debenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. Any amount due hereunder shall bear interest at a rate per annum equal to the current rate charged by the Debenture Trustee from time to time from 30 days following the Debenture Trustee making the request for payment. This section shall survive the termination of this Indenture or the resignation or removal of the Debenture Trustee or whether the winding up of the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction in accordance with Section 7.2 herein.

(b)

The Company hereby indemnifies and saves harmless the Debenture Trustee and its directors, officers, employees and agents (collectively, the “Indemnified Parties” and each an “Indemnified Party”) from and against any and all loss, damages, suits, penalties, charges, expenses, claims, demands, actions or liability on a solicitor and client basis whatsoever which may be brought against an Indemnified Party or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder save only in the event of the negligent failure to act, or the wilful misconduct or bad faith of an Indemnified Party. An Indemnified Party shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Indemnified Party shall co-operate in the defence. An Indemnified Party may have separate Counsel and the Company shall pay the reasonable fees and expenses of such Counsel. The Company need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Debenture Trustee and the termination or discharge of this Indenture.

13.20	Acceptance of Trust

The Debenture Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

13.21	U.S. Matters

(a)

The Company confirms that as at the date of execution of this Indenture it does not have a class of securities registered pursuant to Section 12 of the US Securities Exchange Act or have a reporting obligation pursuant to Section 15(d) of the US Securities Exchange Act. The Company covenants that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the US Securities Exchange Act or the Company shall incur a reporting obligation pursuant to Section 15(d) of the US Securities Exchange Act, or (ii) any such registration or reporting obligation shall be terminated by the Company in accordance with the US Securities Exchange Act, the Company shall promptly deliver to the Debenture Trustee an Officers’ Certificate (in a form provided by the Debenture Trustee) notifying the Debenture Trustee of such registration or termination and such other information as the Debenture Trustee may reasonably request at the time. The Company acknowledges that the Debenture Trustee is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

(b)

This Indenture is subject to the provisions of the Business Corporations Act (Ontario), as amended, and the regulations thereunder and of the Trust Indenture Act of 1939, as amended, but only to the extent applicable under Rule 4d-9 thereunder, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

13.22	Withholding Obligation

For greater certainty, the Debenture Trustee shall, as directed by the Company, withhold, from any payment made to a holder of a Debenture pursuant to the terms of this Indenture, the amount of any applicable withholding taxes (including any amount referred to in Section 2.14 hereof) required to be withheld in respect of such payment, and the Debenture Trustee shall remit such withheld amounts to the appropriate governmental authority, as and when required. For the purposes of determining the appropriate withholdings to be made from any payment to be made to a holder of a Debenture, the Company and the Debenture Trustee agree to co-operate and to provide each other with any relevant information they have with respect to the holders of the Debentures.

13.23	Compliance with Privacy Laws

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, the “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither the Company, nor the Debenture Trustee shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Company shall, prior to transferring or causing to be transferred personal information to the Debenture Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Debenture Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Debenture Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Company or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

13.24	Protection of the Debenture Trustee

The Debenture Trustee shall not be bound to give any notice or to do or take any act, action or proceeding in virtue of the powers conferred on it hereby unless and until it shall be required so to do under the terms hereof; nor, subject to any default or Event of Default which may be known by the Debenture Trustee, shall the Debenture Trustee be required to take notice of any default or Event of Default hereunder, unless and until notified in writing of such default or Event of Default, which notice shall distinctly specify the default or Event of Default desired to be brought to the attention of the Debenture Trustee, and in the absence of such notice, the Debenture Trustee may for all purposes of this Indenture conclusively assume that the Company is not in default hereunder and that no default has been made with respect to the payment of principal of, premium, if any, or interest on Debentures or in the observance or performance of any of the covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Debenture Trustee to determine whether or not the Debenture Trustee shall take action with respect to any default or Event of Default.

The Company shall provide to the Debenture Trustee an incumbency certificate setting out the names and sample signatures of persons authorized to give instructions to the Debenture Trustee hereunder. The Debenture Trustee shall be entitled to rely on such certificate until a revised certificate is provided to it hereunder. The Debenture Trustee shall be entitled to refuse to act upon any instructions given by a party which are signed by any person other than a person described in the incumbency certificate provided to it pursuant to this Section 13.24.

The Debenture Trustee shall not be liable for any consequential, punitive or special damages.

Except for the payment obligations of the Company contained herein, neither party shall be liable to the other or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

ARTICLE 14

SUPPLEMENTAL INDENTURES

14.1	Supplemental Indentures

From time to time the Debenture Trustee and, when authorized by a resolution of the Directors, the Company, may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for anyone or more of the following purposes:

(a)	providing for the issuance of Additional Debentures under this Indenture;

(b)

adding to the covenants of the Company herein contained for the protection of the Debentureholders, or of the Debentures of any series, or providing for events of default, in addition to those herein specified;

(c)

making such provisions as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which, in the opinion of the Debenture Trustee (relying on an opinion of Counsel), in no way prejudice the rights of the Debentureholders;

(d)	evidencing the succession, or successive successions, of others to the Company and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(e)	to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

(f)	giving effect to any Extraordinary Resolution passed as provided in Article 11; and

(g)

for any other purpose not inconsistent with the terms of this Indenture, provided that, in the opinion of the Debenture Trustee (relying on an opinion of Counsel), the rights of the Debentureholders are in no way prejudiced thereby.

Unless the supplemental indenture requires the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, by Extraordinary Resolution, the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Company and the Debenture Trustee may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Debentures or other securities into the United States in order to ensure that such issuances can be properly completed in accordance with applicable law in the United States without the consent or approval of the Debentureholders. Further, the Company and the Debenture Trustee may without the consent or concurrence of the Debentureholders or the holders of a particular series of Debentures, as the case may be, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Company provided for the issue of Debentures, providing that in the opinion of the Debenture Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby.

ARTICLE 15

EXECUTION AND FORMAL DATE

15.1	Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of this Indenture by facsimile electronic transmission or by email transmission of a .pdf (or similar) format document shall be as effective as delivery of a manually executed counterpart of this Indenture.

15.2	Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of October 1, 2014 irrespective of the actual date of execution hereof.

[Remainder of page intentionally left blank.]

IN WITNESS whereof the parties hereto have executed this Indenture by the hands of their proper officers.

CONSTELLATION SOFTWARE INC.

Per:	Jamal Baksh
Name:	Jamal Baksh
Title:	Chief Financial Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	Lisa Kudo
Name:	Lisa Kudo
Title:	Corporate Trust Officer

Per:	Raji Sivalingam
Name:	Raji Sivalingam
Title:	Associate Trust Officer

CONSTELLATION SOFTWARE INC.

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COMPUTERSHARE TRUST COMPANY OF CANADA

SCHEDULE A TO THE TRUST INDENTURE

Form of Initial Debenture

SCHEDULE A

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO CONSTELLATION SOFTWARE INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.]

CUSIP: 21037XAA8 ISIN: CA21037XAA87
No. —	$—

CONSTELLATION SOFTWARE INC.

(a corporation amalgamated pursuant to the laws of Ontario)

UNSECURED SUBORDINATED FLOATING RATE DEBENTURE, SERIES 1

Constellation Software Inc. (the “Company”) for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture (the “Indenture”) dated as of October 1, 2014 between the Company and Computershare Trust Company of Canada (the “Debenture Trustee”), promises to pay to the registered holder hereof on the Initial Debenture Maturity Date or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture the principal sum of — Dollars ($—) in lawful money of Canada on presentation and surrender of this Initial Debenture at the principal offices of the Debenture Trustee in Toronto in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later. From, and including, the First Issue Date to, but excluding, March 31, 2015, the Initial Debentures will bear interest at a rate of 7.4% per annum (the “Initial Rate”). From, and including, March 31, 2015 to, but excluding, the Initial Debenture Maturity Date, the interest rate applicable to the Debentures will be reset on an annual basis on March 31 of each year, at a rate equal to the Cost of Living Adjustment (which amount may be positive or negative) plus 6.5%. Notwithstanding the foregoing, the interest rate applicable to the Debentures will at no time be less than 0%. Interest, if any, will be payable quarterly in arrears in equal instalments on March 31, June 30, September 30 and December 31 in each year, commencing on December 31, 2014 and the last such payment (representing interest payable from the last Interest Payment Date to, but excluding, the Initial Debenture Maturity Date or the earlier date of redemption of the Initial Debentures), subject as hereinafter provided, to fall due on the Initial Debenture Maturity Date or the earlier date of redemption, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded quarterly. Holders of Debentures at the close of business on the Business Day prior to an interest payment date will be entitled to receive the interest payment in respect of such quarter. The first interest payment payable on December 31, 2014 will include interest accrued from and including the First Issue Date to, but excluding, December 31, 2014 and will be in the amount of $1.8449 for each $100 principal amount of Debentures.

Interest hereon shall be payable by cheque mailed by prepaid ordinary mail to the registered holder hereof or by electronic transfer of funds to the Debenture Trustee or any paying agent for subsequent payment to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque or the sending of such electronic transfer of funds shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Initial Debenture. Notwithstanding the foregoing, the Company may, subject to regulatory approval and applicable law, elect (the “PIK Election”), in lieu of paying interest in cash, to satisfy the Interest Obligation payable on an Interest Payment Date by issuing, in accordance with Section 2.13 of the Indenture, to each Debentureholder appearing on the registers maintained by the Debenture Trustee at the close of business on the last Business Day prior to the applicable Interest Payment Date such principal amount of PIK Debentures equal to the amount of the Interest Obligation (less any tax required by law to be deducted, if any), which amount will be rounded down to the nearest multiple of $100, and delivering to each Debentureholder the certificate representing such PIK Debentures. No fractional PIK Debentures shall be delivered to the registered holders hereof upon a PIK Election to issue and deliver PIK Debentures in satisfaction of the Interest Obligation, however holders will receive a cash payment in respect of any fractional interest in PIK Debentures. The delivery of the PIK Debentures in accordance with the terms of the Indenture will satisfy and discharge the liability of the Company for any Interest Obligation payable on an Interest Payment Date that is related to the delivery of such PIK Debentures.

This Initial Debenture is one of the Debentures of the Company issued or issuable in one or more series under the provisions of the Indenture. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Initial Debentures are or are to be issued and held and the rights and remedies of the holders of the Initial Debentures and of the Company and of the Debenture Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Initial Debenture by acceptance hereof assents. The Initial Debentures are issuable only in denominations of $100 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Initial Debentures of any denomination may be exchanged for an equal aggregate principal amount of Initial Debentures in any other authorized denomination or denominations.

The Initial Debentures will not be redeemable prior to March 31, 2020.

During the period beginning on March 16 and ending on March 31 of each year, the first such period commencing on March 16, 2015, the Company will have the right, at its option, to give notice to holders of Initial Debentures of its intention to redeem the Initial Debentures, in whole or in part, on March 31 in the year that is five years following the year in which notice is given, at a price equal to the principal amount thereof plus accrued and unpaid interest up to but excluding the date fixed for redemption.

In the event the Company exercises its right to redeem some or all of the outstanding Initial Debentures in a given year, the Company will send a reminder redemption notice to holders of Initial Debentures not less than 30 nor more than 60 days prior to each applicable Redemption Call Date.

During the period beginning on March 1 and ending on March 15 of each year, the first such period commencing on March 1, 2015, holders of Initial Debentures will have the right, at their option, to give notice to the Company of their intention to require the Company to repurchase (or to “put”) the Initial Debentures, in whole or in part, on March 31 in the year that is five years following the year in which notice is given, at a price equal to the principal amount thereof plus accrued and unpaid interest up to but excluding the date fixed for repurchase.

A holder of Debentures who has exercised its put right in respect of some or all of the Initial Debentures held by such holder will be required to deposit such Initial Debentures with the Trustee, which Debentures will be held in escrow by the Trustee until the applicable Redemption Put Date and will no longer be transferable over the facilities of the TSX or otherwise.

Upon the occurrence of a Change of Control of the Company, subject to the Payment in Full of the Senior Indebtedness and subject to the provisions and conditions of the Indenture, each holder of Initial Debentures may require the Company to purchase on the date that is 30 days following the giving of notice of the Change of Control (the “Change of Control Put Date”) the whole or any part of such holder’s Initial Debentures at a price equal to 100% of the principal amount of such Initial Debentures plus accrued and unpaid interest (less any tax required by law to be deducted) up to, but excluding, the date the Initial Debentures are so repurchased. If 90% or more of the aggregate principal amount of all Initial Debentures outstanding on the date the Company provides notices of a Change of Control to the Debenture Trustee have been tendered for purchase on the Change of Control Put Date, the Company has the right to purchase all the remaining outstanding Initial Debentures on the same date and at the same price, together with accrued and unpaid interest (less any tax required by law to be deducted) to such date, and in the same form.

The indebtedness evidenced by this Initial Debenture, and by all other Initial Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Company, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

Any payment of money to any holder of Debentures will be reduced by the amount of applicable withholding taxes, if any. The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Initial Debenture or the Indenture.

This Initial Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in the register to be kept at the principal offices of the Debenture Trustee in Toronto and in such other place or places and/or by such other registrars (if any) as the Company with the approval of the Debenture Trustee may designate. No transfer of this Initial Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Debenture Trustee or other registrar, and upon compliance with such reasonable requirements as the Debenture Trustee and/or other registrar may prescribe and upon surrender of this Initial Debenture for cancellation. Thereupon a new Initial Debenture or Initial Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Initial Debenture shall not become obligatory for any purpose until it shall have been certified by the Debenture Trustee under the Indenture. This Initial Debenture is governed by the Indenture. If any of the provisions of this Initial Debenture are inconsistent with the provisions of the Indenture, the provisions of the Indenture shall take precedence and shall govern.

Capitalized words or expressions used in this Initial Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

IN WITNESS WHEREOF CONSTELLATION SOFTWARE INC. has caused this Initial Debenture to be signed by its authorized representative as of the — day of —.

CONSTELLATION SOFTWARE INC.

Per:
Name:
Title:

(FORM OF DEBENTURE TRUSTEE’S CERTIFICATE)

This Initial Debenture is one of the Unsecured Subordinated Floating Rate Debentures, Series 1 referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:
Name:	—
Title:	(Authorized Officer)

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Debenture Trustee or other registrar)

Signature of Debenture Trustee or Registrar

CDS & Co.
85 Richmond Street West
Toronto, ON M5H 2C9

Date of Registration:

In Whose Name Registered:	CDS & Co.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto —, whose address and social insurance number, if applicable, are set forth below, this Initial Debenture (or $— principal amount hereof*) of CONSTELLATION SOFTWARE INC. standing in the name(s) of the undersigned in the register maintained by the Company with respect to such Initial Debenture and does hereby irrevocably authorize and direct the Debenture Trustee to transfer such Initial Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:
(Street Address, City, Province and Postal Code):

Social Insurance Number of Transferee, if applicable:

(*)

If less than the full principal amount of the within Initial Debenture is to be transferred, indicate in the space provided the principal amount (which must be $100 or an integral multiple thereof, unless you hold an Initial Debenture in a non-integral multiple of $100 by reason of your having exercised your right to exchange upon the making of an Offer, in which case such Initial Debenture is transferable only in its entirety) to be transferred,

1.

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Debenture in every particular without alteration or any change whatsoever. The signature(s) on this form must be guaranteed by one of the following methods:

2.

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”.

3.

Canada: A Signature Guarantee obtained from a major Canadian Schedule I chartered bank. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of a Medallion Signature Guarantee Program.

4.

Outside North America: For holders located outside North America, present the certificate(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

Signature of Guarantor:

Authorized Officer
Signature of transferring registered holder

Name of Institution:

EXHIBIT “1” TO GLOBAL DEBENTURE

CONSTELLATION SOFTWARE INC.

UNSECURED SUBORDINATED FLOATING RATE DEBENTURES, SERIES 1

Initial Principal Amount: $☐	CUSIP: 21037XAA8

Authorization:	ISIN: CA21037XAA87

ADJUSTMENTS

Date	Amount of Increase	Amount of Decrease	New Outstanding Principal Amount	Authorization

CONSTELLATION SOFTWARE INC.

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COMPUTERSHARE TRUST COMPANY OF CANADA

SCHEDULE B TO THE TRUST INDENTURE

Form of Call Notice

B-1

SCHEDULE B

FORM OF CALL NOTICE

CONSTELLATION SOFTWARE INC.

UNSECURED SUBORDINATED FLOATING RATE DEBENTURES, SERIES 1

CALL NOTICE

To:	Holders of Unsecured Subordinated Floating Rate Debentures (the “Debentures”) of Constellation Software Inc. (the “Company”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the trust indenture (the “Indenture”) dated as of —, 2014 between the Company and Computershare Trust Company of Canada (the “Debenture Trustee”), that the aggregate principal amount of $— of the $— of Debentures outstanding will be redeemed as of March 31, 20— (the “Redemption Call Date”), upon payment of a redemption amount of $— for each $100 principal amount of Debentures, being equal to the aggregate of (i) $100 (the “Redemption Price”), and (ii) accrued and unpaid interest thereon to, but excluding, the Redemption Call Date (collectively, the “Total Redemption Price”).

The Total Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

COMPUTERSHARE TRUST COMPANY OF CANADA

100 University Avenue

8th Floor, North Tower

Toronto, Ontario M5J 2Y1

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Call Date, unless payment of the Total Redemption Price shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Call Date or prior to the setting aside of the Total Redemption Price pursuant to the Indenture.

DATED: —

CONSTELLATION SOFTWARE INC.

Per:
Name:
Title:	Authorized Signatory

B-2

CONSTELLATION SOFTWARE INC.

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COMPUTERSHARE TRUST COMPANY OF CANADA

SCHEDULE C TO THE TRUST INDENTURE

Form of Put Notice

SCHEDULE C

FORM OF PUT NOTICE

CONSTELLATION SOFTWARE INC.

UNSECURED SUBORDINATED FLOATING RATE DEBENTURES, SERIES 1

PUT NOTICE

To:	Constellation Software Inc. (the “Company”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 5.3 of the trust indenture (the “Indenture”) dated as of —, 2014 between the Company and Computershare Trust Company of Canada (the “Debenture Trustee”), that the undersigned registered holder of $— aggregate principal amount of Debentures bearing certificate No. — hereby elects to put $— principal amount of such holder’s Debentures to the Company to be purchased by the Company on [March 31, 20—] (the “Redemption Put Date”), upon payment of a redemption amount of $— for each $100 principal amount of Debentures, being equal to the aggregate of (i) $100, and (ii) accrued and unpaid interest thereon to, but excluding, the Redemption Put Date (collectively, the “Total Redemption Price”).

The Total Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

COMPUTERSHARE TRUST COMPANY OF CANADA

100 University Avenue

8th Floor, North Tower

Toronto, Ontario M5J 2Y1

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Put Date, unless payment of the Total Redemption Price shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Put Date or prior to the setting aside of the Total Redemption Price pursuant to the Indenture.

The undersigned hereby agrees to deposit the enclosed Debentures with the Trustee from the date hereof until the Redemption Put Date and acknowledges that such Debentures will not be transferable under any circumstance without the consent of the Company.

DATED: —

Signature of registered holder

Name of Institution:

SCHEDULE D

FORM OF CHANGE OF CONTROL PUT NOTICE

CONSTELLATION SOFTWARE INC.

UNSECURED SUBORDINATED FLOATING RATE DEBENTURES, SERIES 1

CHANGE OF CONTROL PUT NOTICE

To:	Constellation Software Inc. (the “Company”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 2.4(g) of the trust indenture (the “Indenture”) dated as of —, 2014 between the Company and Computershare Trust Company of Canada (the “Debenture Trustee”), that the undersigned registered holder of $— aggregate principal amount of Debentures bearing certificate No. — hereby elects to put $— principal amount of such holder’s Debentures to the Company to be purchased by the Company on —, 20—— (the “Change of Control Put Date”), upon payment of a redemption amount of $— for each $100 principal amount of Debentures, being equal to the aggregate of (i) $100, and (ii) accrued and unpaid interest thereon to, but excluding, the Redemption Put Date (collectively, the “Total Put Price”).

The Total Put Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

COMPUTERSHARE TRUST COMPANY OF CANADA

100 University Avenue

8th Floor, North Tower

Toronto, Ontario M5J 2Y1

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Change of Control Put Date, unless payment of the Total Put Price shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Change of Control Put Date or prior to the setting aside of the Total Put Price pursuant to the Indenture.

DATED: —

Signature of registered holder

Name of Institution:

D-1